                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    Commission File No. ____________________

                     SUMMIT ENVIRONMENTAL CORPORATION, INC.
             (Exact name of registrant as specified in its charter)


    Texas                         42269                           73-1537206
--------------          ----------------------------             -------------
  (state of             (Primary Standard Industrial             (IRS Employer
incorporation)          Classification Code Number)              I.D. Number)

                      4334 Northwest Expressway, Suite 202
                            Oklahoma City, OK 73116
                                  405-840-1585
--------------------------------------------------------------------------------
                 (Address and telephone number of registrant's
                          principal executive offices)

                                 Dave Dischiavo
                      7312 Authon Drive, Dallas, TX 75248
                                  972-233-6574
   ----------------------------------------------------------------------
           (Name, address and telephone number of agent for service)

                                   Copies to:

      Thomas J. Kenan, Esq.                         B. Keith Parker
      Suite 3300                                    Suite 14
      100 North Broadway                            414 East Loop 281
      Oklahoma City, OK 73102-8805                  Longview, TX 75605

         Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
         Title of                                         Proposed                Proposed
        each class                                        maximum                  maximum
      of securities               Amount                  offering                aggregate               Amount of
          to be                    to be                   price                  offering               registration
        registered              registered                per unit                  price                    fee
---------------------------------------------------------------------------------------------------------------------
       Common Stock             5,000,0000                 $0.017                  $86,762                $26.29(1)
=====================================================================================================================


(1) These 5,000,000 shares are to be offered in exchange for all the issued and outstanding shares of capital stock of Summit Technologies, Inc. in a proposed merger. The registration fee is based upon the book value of Summit Technologies, Inc., $86,762, on December 31, 1997.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

                     SUMMIT ENVIRONMENTAL CORPORATION, INC.

                                    FORM S-4

                             CROSS-REFERENCE SHEET

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

                     A.  INFORMATION ABOUT THE TRANSACTION

         Both the registrant and the company being acquired are "small business issuers," as defined in Regulation Section 240.405.


     Page                                Item                                                 Location
     ----                                ----                                                 --------
               ITEM 1.  FOREPART OF REGISTRATION STATEMENT AND OUTSIDE
               FRONT COVER OF PROXY STATEMENT.

  Front        S-B 501(1):  name of small business issuer                  Outside front cover
  cover

  Front        S-B 501(2):  securities offered                             Outside front cover
  cover
    -          S-B 501(3):  selling shareholders                           Not applicable

  Front        S-B 501(4):  cross-reference to risk factors                Outside front cover
  cover

  Front        S-B 501(5):  cautionary statement                           Outside front cover
  cover
    -          S-B 501(6):  estimates of price and number of shares        Not applicable

  Front        S-B 501(7):  table                                          Outside front cover
  cover

    -          S-B 501(8):  "Subject to completion" statement              Not applicable
    -          S-B 501(9):  state legends                                  Not applicable

  ii           S-B 501(10):  date                                          Outside front cover

  Front        S-B 501(11):  other expenses                                Outside front cover
  cover

               ITEM 2.  INSIDE FRONT OR OUTSIDE BACK COVER OF
               PROSPECTUS.
  ii           S-B 502(a):  available information                          Inside front cover

  ii           S-B 502(b):  reports to security holders                    Available Information

    -          S-B 502(c):  incorporation by reference statement           Not applicable

    -          S-B 502(d):  stabilization statement                        Not applicable

  ii           S-B 502(e):  delivery of prospectus                         Inside front cover
  iii          S-B 502(f):  table of contents                              Table of Contents

               ITEM 3.  RISK FACTORS, RATIO OF EARNINGS TO FIXED CHARGES
               AND OTHER INFORMATION.

  1            S-B 503(a):  summary                                        Summary of Proposed Transaction
  4,5          S-B 503(b):  address and telephone number                   Summary of Proposed Transaction - The Three
                                                                           Companies

  6            S-B 503(c):  risk factors                                   Risk Factors

  4,5          Item 3(a):  names, addresses, and telephone numbers of      Summary of Proposed Transaction - The Three
               the companies                                               Companies
  4,5          Item 3(b):  description of businesses of the companies      Summary of Proposed Transaction - The Three
                                                                           Companies

  1-3          Item 3(c):  description of the transaction                  Summary of Proposed Transaction

    -          Item 3(d):  selected financial data                         Not applicable for small business issuers

    -          Item 3(e):  pro forma selected financial data               Not applicable for small business issuers
    -          Item 3(f):  per share data                                  Not applicable

    -          Item 3(g):  comparative market value of securities          Not applicable

  5            Item 3(h):  vote required for approval                      Summary of Proposed Transaction - Degree of
                                                                           Management Control of Vote on Merger
  6            Item 3(i):  regulatory requirements                         Summary of Proposed Transaction - Compliance
                                                                           with Governmental Regulations

  6            Item 3(j):  dissenters' rights of appraisal                 Summary of Proposed Transaction - Dissenters'
                                                                           Rights of Appraisal

  6            Item 3(k):  federal tax consequences                        Summary of Proposed Transaction; Terms of the
                                                                           Transaction - Tax Consequences of the
                                                                           Transaction

               ITEM 4.  TERMS OF THE TRANSACTION.

  9            Item 4(a):  summary of the transaction                      Terms of the Transaction
  9            Item 4(a)(1):  terms of the acquisition agreement           Terms of the Transaction - Terms of the
                                                                           Merger

  10           Item 4(a)(2):  reasons for engaging in the transaction      Terms of the Transaction - Reasons for the
                                                                           Merger and Spinoff

  11           Item 4(a)(3):  Description of the registrant's securities   Terms of the Transaction - Description of
                                                                           Securities
  11           Item 4(a)(4):  differences between the rights of security   Terms of the Transaction - Differences
               holders of the companies                                    Between Rights of Shareholders of the Company
                                                                           and of Summit Technologies

  10           Item 4(a)(5):  accounting treatment of the transaction      Terms of the Transaction - Accounting
                                                                           Treatment of Proposed Merger

  12           Item 4(a)(6):  federal income tax consequences              Terms of the Transaction - Federal Income Tax
                                                                           Consequences
    -          Item 4(b):  report, opinion or appraisal                    Not applicable

    -          Item 4(c):  incorporation of the acquisition agreement by   Not applicable.  See Appendix A - Agreement
               reference                                                   of Merger set forth in the prospectus

  12           ITEM 5.  PRO FORMA FINANCIAL INFORMATION.                   Terms of the Transaction - Pro Forma
                                                                           Financial Information and Dilution

  13           ITEM 6.  MATERIAL CONTACTS WITH THE COMPANY BEING           Terms of the Transaction - Material Contacts
               ACQUIRED.                                                   Among the Companies
               ITEM 7.  ADDITIONAL INFORMATION REQUIRED FOR REOFFERING
               BY PERSONS AND PARTIES DEEMED TO BE UNDERWRITERS.

    -          Item 7(a):  selling security holders:                       Not applicable

    -          S-B 507:  selling security holders                          Not applicable

    -          Item 7(b):  information concerning the acquisition of the   Not applicable
               shares to be Reoffered
  13           ITEM 8:  S-B 509:  INTERESTS OF NAMED EXPERTS AND COUNSEL   Terms of the Transaction - Interest of
                                                                           Counsel

  13           ITEM 9:  S-B 510:  DISCLOSURE OF COMMISSION POSITION ON     Terms of the Transaction - Indemnification
               INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.


                      B.  INFORMATION ABOUT THE REGISTRANT

         The registrant is a "small business issuer," as defined in Regulation
Section 240.405.


     Page                                Item                                               Location
     ----                                ----                                               --------
    -           ITEM 10.  INFORMATION WITH RESPECT TO S-3 REGISTRANTS.   Not applicable

    -           ITEM 11.  INCORPORATION OF CERTAIN INFORMATION BY        Not applicable
                REFERENCE.
    -           ITEM 12.  INFORMATION WITH RESPECT TO S-2 OR S-3         Not applicable
                REGISTRANTS.

    -           ITEM 13.  INCORPORATION OF CERTAIN INFORMATION BY        Not applicable
                REFERENCE.

                ITEM 14.  INFORMATION WITH RESPECT TO REGISTRANTS
                OTHER THAN S-3 OR S-2 REGISTRANTS.
  14            S-B 101(a):  business development                        Information About the Company

  14            S-B 101(a)(1):  form and year of organization            Information About the Company

    -           S-B 101(a)(2):  bankruptcy proceedings                   Not applicable
    -           S-B 101(a)(3):  reclassifications, etc.                  Not applicable

  14            S-B 101(b):  business of issuer                          Information About the Company

    -           S-B 101(b)(1):  principal products or services and       Not applicable
                their markets

    -           S-B 101(b)(2):  distribution methods                     Not applicable

    -           S-B 101(b)(3):  new products or services                 Not applicable
    -           S-B 101(b)(4):  competition                              Not applicable

    -           S-B 101(b)(5):  sources of raw materials and suppliers   Not applicable

    -           S-B 101(b)(6):  dependence on few customers              Not applicable
    -           S-B 101(b)(7):  patents, trademarks                      Not applicable

    -           S-B 101(b)(8):  governmental approval                    Not material

    -           S-B 101(b)(9):  governmental regulations                 Not material
    -           S-B 101(b)(10):  research and development                Not applicable

    -           S-B 101(b)(11):  environmental costs                     Not applicable

    -           S-B 101(b)(12):  number of employees                     Information About the Company

  14            S-B 102:  description of property                        Information About the Company
  15            S-B 103:  legal proceedings                              Information About the Company - Legal
                                                                         Proceedings

                S-B 201: market for common equity and related stockholder matters:

  15            S-B 201(a):  market information                          Market for the Company's Common Stock and
                                                                         Related Stockholder Matters
  15            S-B 201(a)(1):  identify public trading market           Market for the Company's Common Stock and
                                                                         Related Stockholder Matters

  16            S-B 201(a)(2)(i):  amount subject to options, warrants   Market for the Company's Common Stock and
                or conversion                                            Related Stockholder Matters - Rule 144 and
                                                                         Rule 145 Restrictions on Trading

  16            S-B 201(a)(2)(ii):  amount sellable under Rule 144 or    Market for the Company's Common Stock and
                agreed to be registered for security holders             Related Stockholder Matters - Rule 144 and
                                                                         Rule 145 Restrictions on Trading

    -           S-B 201(a)(2)(iii):  amount proposed to be publicly      Not applicable
                offered that could have a material effect
  15            S-B 201(b):  holders of record                           Market for the Company's Common Stock and
                                                                         Related Stockholder Matters

  17            S-B 201(c):  dividends                                   Market for the Company's Common Stock and
                                                                         Related Stockholder Matters - Dividends

  17,           S-B 310:  financial statements                           Information About the Company - Financial
  F-1                                                                    Statements
    -           S-K 301:  selected financial data                        Not applicable

    -           S-K 302:  supplementary financial information            Not applicable

                S-B 303:  management's discussion and analysis:
  14            S-B 303(a):  plan of operation                           Information About the Company - Course of
                                                                         Business Should the Merger Not Occur

    -           S-B 303(b)(1):  management's discussion and analysis -   Not applicable
                full fiscal years

    -           S-B 303(b)(1)(i):  material trends, events or            Not applicable
                uncertainties to impact liquidity

    -           S-B 303(b)(1)(ii):  sources of liquidity                 Not applicable
    -           S-B 303(b)(1)(iii):  commitments for and sources of      Not applicable
                funds for capital expenditures

    -           S-B 303(b)(1)(iv):  material trends, events or           Not applicable
                uncertainties to impact sales, revenue or income

    -           S-B 303(b)(1)(v):  identify significant income or loss   Not applicable
                not arising from continuing operations

    -           S-B 303(b)(1)(vi):  causes for material changes in       Not applicable
                line items of financial statements

    -           S-B 303(b)(1)(vii):  seasonal aspects                    Not applicable
    -           S-B 303(b)(2):  interim periods                          Not applicable

    -           S-B 304:  changes in and disagreements with              Not applicable
                accountants

                S-B 305:  market risk                                    Not applicable


                C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED

         The Company being acquired, Summit Technologies, Inc., is a "small business issuer," as defined in Regulation Section 240.405.


     Page                                Item                                                 Location
     ----                                ----                                                 --------
    -          ITEM 15.  INFORMATION WITH RESPECT TO S-3 COMPANIES.        Not applicable
    -          ITEM 16.  INFORMATION WITH RESPECT TO S-2 OR S-3            Not applicable
               COMPANIES.

               ITEM 17.  INFORMATION WITH RESPECT TO COMPANIES OTHER
               THAN S-3 OR S-2 COMPANIES:

               Item 17(a):  information required by item 14 of Form S-4:   The Company being acquired is not subject to
                                                                           the reporting requirements of the Exchange
                                                                           Act, but compliance with the requirements of
                                                                           Item 17(a) is selected.
  19           S-B 101(a):  business development                           Information About Summit Technologies -
                                                                           Description of Summit Technologies' Business
                                                                           - Business Development

  17           S-B 101(a)(1):  form and year of organization               Information About Summit Technologies -
                                                                           Overview

    -          S-B 101(a)(2):  bankruptcy proceedings                      Not applicable

    -          S-B 101(a)(3):  reclassifications, etc.                     Not applicable
  19           S-B 101(b):  business of issuer                             Information About Summit Technologies -
                                                                           Description of Summit Technologies' Business
                                                                           - Business Development

  19           S-B 101(b)(1):  principal products or services and their    Information About Summit Technologies -
               markets                                                     Description of Summit Technologies' Business
                                                                           - Principal Products

  21           S-B 101(b)(2):  distribution methods                        Description of Summit Technologies' Business
                                                                           - Distribution Methods
  -            S-B 101(b)(3):  new products or services                    Not applicable

  22           S-B 101(b)(4):  competition                                 Description of Summit Technologies' Business
                                                                           - Competition

  23           S-B 101(b)(5):  sources of raw materials and suppliers      Description of Summit Technologies' Business
                                                                           - Raw materials and Suppliers
  23           S-B 101(b)(6):  dependence on few customers                 Description of Summit Technologies' Business
                                                                           - Dependence on Major Customers

  23           S-B 101(b)(7):  patents, trademarks                         Description of Summit Technologies' Business
                                                                           - Patents, Trademarks and Licenses

  24           S-B 101(b)(8):  governmental approval                       Description of Summit Technologies' Business
                                                                           - Government Regulations

  24           S-B 101(b)(9):  governmental regulations                    Description of Summit Technologies' Business
                                                                           - Government Regulations
  25           S-B 101(b)(10):  research and development                   Description of Summit Technologies' Business
                                                                           - Research and Development

  25           S-B 101(b)(11):  environmental costs                        Description of Summit Technologies' Business
                                                                           - Environmental Controls

  25           S-B 101(b)(12):  number of employees                        Description of Summit Technologies' Business
                                                                           - Number of Employees

  24,25        S-B 102:  description of property                           Description of Summit Technologies' Business
                                                                           - Properties; Office Facilities
  25           S-B 103:  legal proceedings                                 Description of Summit Technologies' Business
                                                                           - Legal Proceedings

  25           S-B 201:  market for acquired company's common stock and    Description of Summit Technologies' Business
               related stockholder matters                                 - Market for Summit Technologies' Capital
                                                                           Stock and Related Stockholder Matters

               S-B 201(a):  market information:
  25           S-B 201(a)(1):  identify public trading market              Description of Summit Technologies' Business
                                                                           - Market for Summit Technologies' Capital
                                                                           Stock and Related Stockholder Matters

  25           S-B 201(a)(2)(i):  amount subject to options, warrants or   Description of Summit Technologies' Business
               conversion                                                  - Market for Summit Technologies' Capital
                                                                           Stock and Related Stockholder Matters

  25           S-B 201(a)(2)(ii):  amount sellable under Rule 144 or       Description of Summit Technologies' Business
               agreed to be registered for security holders                - Market for Summit Technologies' Capital
                                                                           Stock and Related Stockholder Matters
    -          S-B 201(a)(2)(iii):  amount proposed to be publicly         Not applicable
               offered that could have a material effect

  25           S-B 201(b):  holders of record                              Description of Summit Technologies' Business
                                                                           - Market for Summit Technologies' Capital
                                                                           Stock and Related Stockholder Matters

  25           S-B 201(c):  dividends                                      Description of Summit Technologies' Business
                                                                           - Market for Summit Technologies' Capital
                                                                           Stock and Related Stockholder Matters

  26,          S-B 310:  financial statements                              Description of Summit Technologies' Business
  F-4                                                                      - Financial Statements

    -          S-K 301:  selected financial data                           Not applicable
    -          S-K 302:  supplementary financial information               Not applicable

               S-B 303:  management's discussion and analysis:

  17           S-B 303(a):  plan of operation                              Information about Summit Technologies -
                                                                           Management's Plan of Operation
    -          S-B 303(b)(1):  management's discussion and analysis -      Not applicable
               full fiscal years

    -          S-B 303(b)(1)(i):  material trends, events or               Not applicable
               uncertainties to impact liquidity

    -          S-B 303(b)(1)(ii):  sources of liquidity                    Not applicable
    -          S-B 303(b)(1)(iii):  commitments for and sources of funds   Not applicable
               for capital expenditures

    -          S-B 303(b)(1)(iv):  material trends, events or              Not applicable
               uncertainties to impact sales, revenue or income

    -          S-B 303(b)(1)(v):  identify significant income or loss      Not applicable
               not arising from continuing operations

    -          S-B 303(b)(1)(vi):  cause for material changes in line      Not applicable
               items of financial statements
    -          S-B 303(b)(1)(vii):  seasonal aspects                       Not applicable

    -          S-B 303(b)(2):  interim periods                             Not applicable

    -          S-B 304:  changes in and disagreements with accountants     Not applicable

    -          S-B 305:  market risk                                       Not applicable

    -          Item 17(b)                                                  Not selected


                     D.  VOTING AND MANAGEMENT INFORMATION


     Page                                Item                                                 Location
     ----                                ----                                                 --------
               ITEM 18.  INFORMATION IF PROXIES, CONSENTS OR
               AUTHORIZATIONS ARE TO BE SOLICITED.
               Item 18(a):  Information if Proxies, Consents or
               Authorizations are to be Solicited:

  27           Schedule 14A, Item 1(a):  date, time and place              Voting and Management Information - Date,
                                                                           Time and Place Information

  Front        Schedule 14A, Item 1(b):  date when proxies are to be       Outside front cover page
  cover        sent
    -          Schedule 14A, Item 1(c):  Rule 14a-5(e) information         Not applicable

  27           Schedule 14A, Item 2:  revocability of proxy                Voting and Management Information -
                                                                           Revocability of Proxy

  27           Schedule 14A, Item 3:  dissenters' rights of appraisal      Voting and Management Information -
                                                                           Dissenters' Rights of Appraisal
               Schedule 14A, Item 4(a)(1):  voting and management          Voting and Management Information - Persons
               information - persons making the solicitation               Making the Solicitation

    -          Schedule 14A, Item 4(a)(2):  solicitations made otherwise   Not applicable
               than by the registrant

  28           Schedule 14A, Item 4(a)(3):  solicitations made otherwise   Voting and Management Information - Persons
               than by the mails                                           Making the Solicitation
  28           Schedule 14A, Item 4(a)(4):  cost of solicitation           Voting and Management Information - Persons
                                                                           Making the Solicitation

    -          Schedule 14A, Item 4(b):  solicitations subject to Rule     Not applicable
               14a-11

    -          Schedule 14A, Item 5:  interest of certain persons          Not applicable

               Schedule 14A, Item 6:  voting securities and holders
               thereof:
  28           Item 6(a):  number of shares outstanding and number of      Voting and Management Information - Voting
               votes                                                       Securities and Principal Holders Thereof

  29           Item 6(b):  record date                                     Voting and Management Information - Voting
                                                                           Securities and Principal Holders Thereof

    -          Item 6(c):  election of directors                           Not applicable
  29           Item 6(d):  S-B 403:  security ownership of certain         Voting and Management Information - Security
               beneficial owners and management                            Ownership of Certain Beneficial Owners and
                                                                           Management

    -          Item 6(e):  change and control                              Not applicable

  28           Schedule 14A, Item 21:  vote required for approval          Voting and Management Information - Voting
                                                                           Securities and Principal Holders Thereof
               S-B 401(a):  directors and executive officers:

  33           S-B 401(a)(1):  names and ages                              Directors, Executive Officers and Significant
                                                                           Employees

  33           S-B 401(a)(2):  positions                                   Directors, Executive Officers and Significant
                                                                           Employees

  33           S-B 401(a)(3):  term                                        Directors, Executive Officers and Significant
                                                                           Employees
  33           S-B 401(a)(4):  experience                                  Directors, Executive Officers and Significant
                                                                           Employees

    -          S-B 401(a)(5):  other directorships in reporting            Not applicable
               companies

    -          S-B 401(b):  significant employees                          Not applicable

  33           S-B 401(c):  family relationships                           Directors, Executive Officers and Significant
                                                                           Employees - Directors of Summit Technologies

    -          S-B 401(d):  legal proceedings                              Not applicable
               S-B 402:  executive compensation

               S-B 402(a):  general                                        No executive officer's or other person's
                                                                           salary and bonus exceeds $100,000.

  35           S-B 402(b):  summary compensation table for last            Directors, Executive Officers and Significant
               completed fiscal year                                       Employees - Remuneration of Directors and
                                                                           Officers
    -          S-B 402(c):  option/SAR grants table                        Not applicable.  None granted.

    -          S-B 402(d):  aggregated option/SAR exercise and year-end    Not applicable
               value table

    -          S-B 402(e):  LTIP awards table                              Not applicable
  35           S-B 402(f):  compensation of directors - standard and       Directors, Executive Officers and Significant
               other arrangements                                          Employees - Remuneration of Directors and
                                                                           Officers

  35           S-B 402(g):  employment contracts                           Directors, Executive Officers and Significant
                                                                           Employees - Remuneration of Directors and
                                                                           Officers

    -          S-B 402(h):  report on repricing of options/SARs            Not applicable

               S-B 404:  certain relationships and related transactions:
  35           S-B 404(a):  past and proposed transactions                 Voting and Management Information - Certain
                                                                           Relationships and Related Transactions

  36           S-B 404(c):  parents of the small business issuer           Voting and Management Information - Parents
                                                                           of Summit Technologies

    -          S-B 404(d):  transactions with promoters                    Not applicable
    -          Item 18(b)                                                  Not applicable

    -          ITEM 19:  INFORMATION IF PROXIES, CONSENTS OR               Not applicable
               AUTHORIZATIONS ARE NOT TO BE SOLICITED.





                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

     Page                                Item                                                 Location
     ----                                ----                                                 --------
               ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  36           S-B 702:  Indemnification of directors and officers         Indemnification

               ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
               Item 21(a):  S-B 601:

  II-1         S-B 601(a):  Index of exhibits                              Exhibits and Financial Statement Schedules

               S-B 601(b):  description of exhibits                        No requirements
  Ex-          S-B 601(c):  financial data schedule                        Filed
  hib-
  its

    -          Item 21(b):  financial statement schedules                  Not applicable

    -          Item 21(c):  copy of report, opinion or appraisal           Not applicable
               ITEM 22.  UNDERTAKINGS.

  II-3         S-B 512(a):  Rule 415 offering                              Undertakings

    -          S-B 512(b):  warrants and rights offerings                  Not applicable
    -          S-B 512(c): competitive bids                                Not applicable

    -          S-B 512(d):  equity offerings of non-reporting small        Not applicable
               business issuers

  II-3         S-B 512(e):  request for acceleration                       Undertakings
    -          S-B 512(f):  reliance on Rule 430A undertaking              Not applicable

    -          Item 22(b):  undertaking to respond to requests             Not applicable

  II-3         Item 22(c):  post-effective amendment undertaking           Undertakings

  II-4         SIGNATURES                                                  Signatures

                                                                 PROXY STATEMENT

                     SUMMIT ENVIRONMENTAL CORPORATION, INC.
                             (a Texas corporation)

                        5,000,000 Shares of Common Stock
                         (Par value, $0.001 per Share)

                           -------------------------

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 6.

                           -------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


=================================================================================================================
                                                                       UNDERWRITING                   PROCEEDS TO
                                          PRICE TO                     DISCOUNTS AND                     OTHER
                                          RECIPIENT                     COMMISSIONS                    PERSONS(1)
-----------------------------------------------------------------------------------------------------------------
  Per Share                                $ 0.017(2)                       $0                           $0.017

  5,000,000 Merger Shares(3)               $86,762                          $0                          $86,762
=================================================================================================================

(1) The estimated expenses of the transaction described herein are $46,100, all of which are being borne by Summit Technologies, Inc., a Texas corporation with whom the Company proposes to merge. These expenses are federal and state registration fees - $100; printing and engraving - $1,000; legal fees - $20,000; auditor's fee - $2,000; filing expenses (EDGAR) - $4,000; finder's fee - $18,500; and mailing cost - $500.

(2) Based upon the book value of Summit Technologies, Inc. ("Summit Technologies") on December 31, 1997.

(3) These 5,000,000 shares (the "Merger Shares") will be exchanged for all the capital stock of Summit Technologies should the shareholders of Summit Technologies approve a proposed merger (the "Merger") between it and Summit Environmental Corporation, Inc. (the "Company"). See "Summary of Proposed Transaction" and "Terms of the Transaction."

         Prior to the date of this Proxy Statement the Company was not a "reporting Company," as such term is employed in the Securities Exchange Act of 1934, and its Common Stock was neither listed on any exchange nor eligible for quotation on the Nasdaq Stock Market. There presently is no public market for the Common Stock of the Company, and there can be no assurance that such a market will develop or can be sustained should there be a completion of the proposed Merger. Should the proposed Merger be approved and effected, it is expected that the Common Stock of the Company will then be eligible for quotation on the OTC Bulletin Board. Should the proposed Merger not be effected, there will be no public market for the securities of the Company because of the above-described escrow arrangement. See "Summary of Proposed Transaction - Plan of Distribution."

The date of this Proxy Statement is ___________________, 1998, and the approximate date on which it and a form of proxy shall first be sent or given to shareholders for a vote on the proposed Merger described herein is ___________________, 1998.

                             ADDITIONAL INFORMATION

         REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission in Washington, D.C., a Registration Statement under the Securities Act of 1933, as amended, with respect to the Common Stock offered by this Proxy Statement. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits listed in the Registration Statement. The Registration Statement can be examined at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained upon payment of the prescribed fees. The Company is an electronic filer, and the Securities and Exchange Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

         REPORTS TO SHAREHOLDERS. The Company will file reports with the Securities and Exchange Commission and intends to furnish shareholders with annual reports containing financial statements audited by independent public or certified accountants and such other periodic reports as it may deem appropriate or as required by law.

         STOCK CERTIFICATES. It is expected that certificates for the securities offered hereby will be ready for delivery within one week after the date of the approval of the proposed Merger and the filing of the necessary merger documents with the Secretary of State of Texas, should the proposed Merger be approved by the requisite shareholder vote of each of the Company and Summit Technologies, Inc., with respect to the Shares to be distributed in the Merger to the existing shareholders of Summit Technologies, Inc..

         POST-EFFECTIVE AMENDMENT AND PROSPECTUS STICKERS CONCERNING PROPOSED MERGER. Should the proposed Merger described herein be approved by the requisite shareholder vote and become effective, the Company will file a post-effective amendment to the Registration Statement described above or a supplement to the Prospectus, as appropriate, and cause stickers to be placed on the front cover page of all copies of the Prospectus, which stickers will describe the results of the vote and the effective date of the Merger.

UNTIL _____________________, 1997 (90 DAYS AFTER THE REGISTERED SECURITIES ARE RELEASED FROM ESCROW PURSUANT TO RULE 419 UNDER THE SECURITIES ACT OF 1933) ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES MAY BE REQUIRED TO DELIVER A PROSPECTUS.

                               TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
Proxy Statement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       i

Additional Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      ii

Summary of Proposed Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
      Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
      The Three Companies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
            Summit Environmental Corporation, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
            Summit Technologies, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
            SuperCorp Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
      Degree of Management Control of Vote on Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
      Dissenters' Rights of Appraisal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
      Compliance with Governmental Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
      Tax Consequences of the Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6

Risk Factors      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
       1.   Development Stage Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
       2.   No Assurance of a Public Market and Likelihood
            of a Volatile Market  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
       3.   Market Restrictions on Broker-Dealers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7
       4.   No Assurance of Success of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7
       5.   Risk of Loss of Licenses to Sell Products   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7
       6.   Reliance on Key Personnel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7
       7.   Management Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8
       8.   Dilution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8
       9.   Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8
      10.   Dividends Not Likely  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8
      11.   Dependence on a Major Distributor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8

Terms of the Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9
      Terms of the Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9
      Reasons for the Merger and Spinoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10
      Accounting Treatment of Proposed Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10
      Dissenters' Rights of Appraisal   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10
      Agreement and Plan of Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10
      Differences Between Rights of Shareholders of the Company
            and of Summit Technologies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
      Description of Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
            Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
                 Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
                 Dividend Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
                 Liquidation Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
                 Preemptive Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
                 Registrar and Transfer Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
                 Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
            Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
      Federal Income Tax Consequences   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
            The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
                 Shareholders of Summit Technologies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
      Pro Forma Financial Information and Dilution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
      Material Contacts Among the Companies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13

      Interest of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
      Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13

Information About the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14
      Course of Business Should the Merger Not Occur  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14
      Legal Proceedings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15
      Market for the Company's Common Stock and Related
            Stockholder Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15
      Rule 144 and Rule 145 Restrictions on Trading   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
            Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17

Information About Summit Technologies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
      Overview    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
      Management's Plan of Operation    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
      Description of Summit Technologies' Business    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19
      Properties    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      24
      Office Facilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      25
      Seasonality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      25
      Research and Development    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      25
      Environmental Controls    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      25
      Year 2000 Computer Problem    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      25
      Number of Employees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      25
      Legal Proceedings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      25
      Market for Summit Technologies' Capital Stock and Related
            Stockholder Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      25
      Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      26

Voting and Management Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      27
      Date, Time and Place Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      27
            The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      27
            Summit Technologies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      27
            Voting Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      27
      Revocability of Proxy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      27
      Dissenters' Rights of Appraisal   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      27
      Persons Making the Solicitation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      28
      Voting Securities and Principal Holders Thereof   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      28
      Security Ownership of Certain Beneficial Owners and
            Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      29
      Directors, Executive Officers and Significant Employees   . . . . . . . . . . . . . . . . . . . . . . . . .      33
            Summit Technologies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      33
            The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      34
      Remuneration of Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      35
            The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      35
            Summit Technologies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      35
            Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      35
      Certain Relationships and Related Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      35
            Company's Transactions with Insiders and Promoters  . . . . . . . . . . . . . . . . . . . . . . . . .      35
            Summit Technologies' Transactions with Management . . . . . . . . . . . . . . . . . . . . . . . . . .      36
      Parents of Summit Technologies    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      36

Interests of Named Experts and Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      36

Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      36

Financial Statements Index  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      37

Appendix A - Agreement of Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     A-1

Part II           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    II-1
      Other Expenses of Issuance and Distribution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    II-1
      Indemnification of Directors and Officers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    II-1
      Exhibits and Financial Statement Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    II-1
      Undertakings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    II-3
      Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    II-4

                        SUMMARY OF PROPOSED TRANSACTION

          The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Proxy Statement. All financial statements set forth herein for Summit Environmental Corporation, Inc. (the "Company") and Summit Technologies, Inc. have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP").

 The transaction -                          A Spinoff and a proposed Merger.

 The proposed Merger -                      Subject to shareholder approval of
                                            both companies, the Company will
                                            merge with Summit Technologies,
                                            Inc. ("Summit Technologies"),
                                            another Texas corporation.

 The survivor of the Merger -               The Company, but the historical
                                            financial statements of the
                                            post-Merger Company shall be those
                                            of Summit Technologies.

 Business of the Company -                  None.  A development-stage, shell
                                            corporation, organized to merge
                                            with Summit Technologies.

 Business of Summit Technologies -          Marketing products, under license
                                            to it, through television
                                            infomercials, radio spots, and a
                                            national industrial distribution
                                            company.

 Management of the Company
 after the Merger -                         Summit Technologies' management.

 Terms of the Merger -                      Summit Technologies' shareholders
                                            would exchange their existing
                                            shareholdings in Summit
                                            Technologies for 5,000,000 shares
                                            of Common Stock of the Company,
                                            which is equivalent to 87% of the
                                            equity of the Company.

 Merger Exchange Formula for
 Summit Technologies' 5,000,000
 Shares of Common Stock -                   5,000,000 shares of Company Common
                                            Stock.  1 Company Common Stock
                                            share for 1 Summit Technologies
                                            Common Stock share.

 Fractional Shares -                        None.  Rounded up or down to the
                                            nearest whole number.

 The Spinoff -                              A pro rata distribution by
                                            SuperCorp Inc. ("SuperCorp") to its
                                            approximately 650 shareholders of
                                            500,000 shares of Common Stock of
                                            Summit Environmental Corporation,
                                            Inc. ("the Company"), which
                                            SuperCorp purchased for $0.001 a
                                            share.

 The Spinoff Shares -                       The 500,000 shares of Common Stock
                                            of the Company held by SuperCorp.

 Terms of the Spinoff -                     1 Spinoff Share for each 14 shares
                                            of Common Stock of SuperCorp held
                                            of record on the date of this Proxy
                                            Statement.

 Other securities of the Company -          250,000 shares of Common Stock held
                                            by a "promoter" and by an "insider"
                                            of both the Company and SuperCorp.

 Promoter and Insider to
 the transaction -                          George W. Cole may be deemed to be
                                            an "insider" to the transaction,
                                            and Dave Dischiavo may be deemed to
                                            be a promoter of the transaction.
                                            Each of them may be deemed to own,
                                            directly or indirectly through
                                            family members, 125,000 shares of
                                            Common Stock of the Company.
                                            George W. Cole, indirectly through
                                            his spouse, may also be deemed to
                                            receive 26,786 shares of Common
                                            Stock through the pro rata
                                            distribution of the Spinoff Shares.
                                            See "Transactions with Insiders."

 Securities to be outstanding
 after the Merger -                                 See table below:

                       PROMOTER AND          OTHER           SUMMIT
     TYPE OF            SUPERCORP          SUPERCORP      TECHNOLOGIES
COMPANY'S SECURITY       INSIDER          SHAREHOLDERS    SHAREHOLDERS        TOTAL
Common Stock            276,786(1)        473,214(2)      5,000,000(3)     5,750,000
Percent                     4.8%              8.2%               87%             100%

 (1) 26,786 of these shares are Spinoff Shares, registered with the Securities and Exchange Commission ("the Commission"). 250,000 of these shares are restricted securities and are held 125,000 by Dave Dischiavo and 125,000 by George W. Cole's spouse, who is a shareholder of SuperCorp.

 (2) Registered with the Commission and unrestricted for transfer in the stock market.

 (3) Registered with the Commission and unrestricted for transfer in the stock market; provided, however, that 2,789,225 of these 5,000,000 shares would be held by affiliates of the post-Merger Company (officers and directors and controlling shareholders) and would be subject to the limitations on resale imposed by Rule 145 of the Commission. See "Information About the Company - Rule 144 and Rule 145 Restrictions on Trading."

 Plan of Distribution -                     Certificates representing the
                                            500,000 shares of Common Stock to
                                            be distributed to the SuperCorp
                                            shareholders will be delivered to
                                            Bank One Trust Company, NA,
                                            Oklahoma City, Oklahoma, to be held
                                            in escrow, pursuant to SEC
                                            Regulation 230.419, until the
                                            Merger should be approved by Summit
                                            Technologies.  Should it be so
                                            approved, Bank One will then
                                            transmit such certificates to their
                                            owners.

 Tax consequences of the Spinoff -          Taxable both to SuperCorp and to
                                            the SuperCorp shareholders
                                            receiving the 500,000 Spinoff
                                            Shares.  Based upon the opinion of
                                            counsel, SuperCorp believes the
                                            value of the Spinoff Shares for
                                            federal income tax purposes is
                                            negligible - $0.001 a share.  See
                                            "Federal Income Tax Consequences."

 Tax consequences of the Merger -           Not taxable.  See "Federal Income
                                            Tax Consequences."

 Address of SuperCorp -                     Suite 202
                                            4334 Northwest Expressway
                                            Oklahoma City, OK 73116
                                            Telephone:  405-840-1585

 Address of the Company -                   Suite 202
                                            4334 Northwest Expressway
                                            Texas City, OK 73116
                                            Telephone:  405-840-1585

 Address of Summit Technologies -           Suite 14
                                            414 East Loop 281
                                            Longview, TX 75605
                                            Telephone:  800-522-7841

RISK FACTORS.

         Ownership of the Common Stock of the Company is speculative and involves a high degree of risk, whether the Merger with Summit Technologies be effected or not. See "Risk Factors" below.

THE THREE COMPANIES.

         Three companies and their shareholders are affected by the transaction proposed in this Proxy Statement.

         Summit Environmental Corporation, Inc. ("the Company"). The Company was incorporated under the laws of the State of Texas on February 24, 1998, for the purpose of merging with Summit Technologies, Inc. ("Summit Technologies") should the Merger transaction described herein be approved. The Company has no business operations or significant capital and has no present intention of engaging in any active business until and unless it merges with Summit Technologies.

         The business office of the Company is located at 4334 Northwest Expressway, Suite 202, Oklahoma City, OK 73116. Its telephone number is 405-840-1585.

         Summit Technologies, Inc. ("Summit Technologies"). Summit Technologies was incorporated in Texas on August 14, 1997. It distributes and markets products, made by other companies or developed by itself or an affiliated Texas corporation, Moonlighting Distribution Corporation.

         The principal products distributed and marketed by Summit Technologies are as follows:

         o FirePower 911(TM) and FlameOut(TM). These are fire suppressants developed and manufactured by BioGenesis Enterprises, Inc. of Springfield, Virginia. These products are EPA-approved replacements for Halon 1211, which was the most widely used fire suppression and explosion protection agent but is now banned for almost all uses.

         o Stressex(TM) and Poder 24(TM). This product is marketed as one that increases energy, alleviates stress and promotes hormonal balance and libido.

         o Trim-Away(TM). This product is a weight reducing agent. Its principal ingredient is chitosan, a fat absorbent agent made from the shells of shellfish such as crab and shrimp.

         o Industrial chemicals and cleaners. These products are manufactured by BioGenesis Enterprises and are designed to be environmentally safe.

         Summit Technologies markets its products through joint ventures with established marketing organizations, through infomercials and radio "spots," through direct advertising and internationally through a network of persons and companies who contract with Summit Technologies for distribution rights.

         The business office of the Summit Technologies is located at 414 East Loop 281, Suite 14, Longview, TX 75605. Its telephone number is 800-522-7841.

         SuperCorp Inc. SuperCorp Inc. ("SuperCorp") was organized under the laws of the State of Oklahoma on October 21, 1988. SuperCorp has approximately 650 shareholders in 48 states, almost all of which it acquired in early 1989 when it purchased all the assets of Naturizer, Inc., through a chapter 11 plan of reorganization, in exchange for shares of common stock of SuperCorp, which shares were distributed to the creditors and shareholders of Naturizer, Inc. One of the purposes for which SuperCorp was organized is to engage in "spinoff" activities such as are described herein, such spinoffs to involve the distribution, by way of stock dividends or otherwise, of registered shares of stock of other companies.

         SuperCorp has assets consisting of approximately $65,000 in cash.
Each of its five directors, Albert L. Welsh, John E. Adams, T.E. King, Thomas
J. Kenan, and Ronald D. Wallace, either directly or by attribution through ownership by family members, owns 375,000 shares of common stock of SuperCorp, which amount is less than six percent of the number of outstanding shares. See "Management Information - Security Ownership of Certain Beneficial Owners and Management."

         SuperCorp is not subject to the reporting requirements imposed by
Section 15(d) of the Securities Act of 1933 or Section 13 of the Securities Exchange Act of 1934. Its common stock does not trade in the stock market, and it has never sought a market maker for its stock.

         SuperCorp organized the Company in February 1998 as a vehicle specifically for the proposed Merger. The Company has no business history, $750 in assets, no liabilities, and three shareholders - SuperCorp; George W. Cole, a shareholder of SuperCorp; and Dave Dischiavo, who is not a shareholder of SuperCorp. See "Information About the Company." Should the proposed Merger not be effected, see "Plan of Distribution - The Escrow Arrangement - Consequences Should the Merger Not Occur" below for an explanation of what disposition would be made of the company.

         SuperCorp's address is 4334 Northwest Expressway, Suite 202, Oklahoma City, OK 73116. Its telephone number is 405-840-1585.

DEGREE OF MANAGEMENT CONTROL OF VOTE ON MERGER.

         The Merger must be approved by an affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock of each of the Company and Summit Technologies. With respect to such companies, the percentage of outstanding shares entitled to vote and held by officers, directors and their affiliates are as follows: the Company - 66.7%; and Summit Technologies - 57.9%. Summit Technologies' officers, directors and affiliates, even though they are recommending approval of the Merger, have agreed to vote their shares to approve or disapprove the proposed Merger in accordance with the majority vote of the other voting shareholders.

DISSENTERS' RIGHTS OF APPRAISAL.

         Those shareholders of Summit Technologies who vote against the Merger have the right to dissent and to exercise certain rights of appraisal, which, if exercised, and if the Merger is effected, would cause Summit Technologies to pay these dissenters the appraised value of their shareholdings. See "Voting and Management Information - Dissenters' Rights of Appraisal."

COMPLIANCE WITH GOVERNMENTAL REGULATIONS.

         No federal or state regulatory requirements, other than securities laws and regulations, must be complied with or federal or state approval obtained in connection with the Spinoff and Merger, other than the filing of articles of merger with the Secretary of State of Texas after a favorable vote might be obtained on the proposed Merger.

TAX CONSEQUENCES OF THE TRANSACTION.

         The Merger should be a "tax-free" reorganization under the U.S. Internal Revenue Code. See "Terms of the Transaction - Federal Income Tax Consequences."

                                  RISK FACTORS

         The shareholders of Summit Technologies, all of whom shall be asked to vote on the proposed Merger, are making an investment decision that involves a high degree of risk and should carefully consider the following factors the Merger, the surviving corporation, and its business in determining whether to approve the Merger:

         1. Development Stage Corporation. The company with which the Company proposes to merge, Summit Technologies, is a development stage corporation. Even though it has operated at a profit since it was organized in late 1997, because of its limited history of operations there can be, and is, no assurance that profitable operations can be maintained.

         2. No Assurance of a Public Market and Likelihood of a Volatile Market. While the shares of Common Stock of the Company to be issued or distributed pursuant to this Proxy Statement will be free of restrictions on transferability for all persons except "affiliates" of the Company and Summit Technologies (and with respect to such "affiliates" such shares may be transferred subject to certain restrictions), there is presently no public market for the Common Stock of the Company and there is no assurance that a public market for such securities will develop after the occurrence of the Merger described in this Proxy Statement, or, if one develops, that it will be sustained. It is likely that any market that develops for the Common Stock, should it develop, will be highly volatile and that the trading volume in such market will be limited.

         3. Market Restrictions on Broker-Dealers. The Company's Common Stock is covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5 million or individuals with net worth in excess of $1 million or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of persons receiving shares in this offering to sell their shares in the secondary market. Further, the Company's Common Stock, after the Merger, will initially be quoted on an NASD inter-dealer system called "the Bulletin Board," will not have $4 million in net tangible assets which is required for it to qualify for quotation on Nasdaq, and is not expected to command a market price of $5 a share, the price required for a non-Nasdaq-quoted security to escape the trading severities imposed by the Securities and Exchange Commission on so-called "penny stocks." These trading severities tend to reduce broker-dealer and investor interest in penny stocks and could operate (a) to inhibit the ability of the Company's stock to reach a $4 per share trading price that would make it eligible for quotation on Nasdaq even should it otherwise qualify for quotation on Nasdaq and (b) to inhibit the ability of the Company to use its stock for business acquisition purposes. See "Information About the Company - Market for the Company's Common Stock and Related Stockholders Matters."

         4. No Assurance of Success of Business. Should the proposed Merger occur, the post-Merger Company will be engaged in the business of marketing products produced by others but under license to sell. This business, only commenced in the second half of 1997 by Summit Technologies, is operating at a profit. There can be however, and is, no assurance that this business will continue to be run profitably. See "Information About Summit Technologies."

         5. Risk of Loss of Licenses to Sell Products. Summit Technologies, with whom the Company proposes to merge, distributes products owned by other companies. The continuation of the licenses to distribute these products depends in most instances upon achievement of minimum, annual sales of the licensed products. There can be no assurance that any of these required levels of sales can be met. Factors not under the control of Summit Technologies could affect its ability to meet these required levels of sales. The loss of one or more rights to distribute products owned by other companies could have a materially adverse effect upon the post-Merger Company.

         6. Reliance on Key Personnel. Should the Merger occur, the post-Merger Company will be reliant on the continued services of several key personnel, and the loss of any of them could have a materially adverse effect on the future operations of the Company. These persons are B. Keith Parker, chief executive officer of Summit Technologies; Don Hendon, president and treasurer, and Paula Parker, corporate secretary. There can be no assurance that the loss of key personnel will not materially and adversely affect its operations and, particularly, its expansion. See

"Management Information - Directors, Executive Officers and Significant Employees."

         7. Management Control. Should the proposed Merger be approved and effected, after the Merger the Company's officers and directors and their affiliates will own approximately 50.3 percent of the Common Stock of the Company and thereby may be able to determine the outcome of any vote affecting the control of the Company.

         8. Dilution. Should the Merger be approved and effected, the shareholders of Summit Technologies shall suffer a 13% dilution in their percentage ownership and book value of the surviving company solely for obtaining shares of Common Stock registered under the Securities Act to be exchanged for their shares of capital stock of Summit Technologies. While Summit Technologies' management postulates that a public market will develop for the 5,000,000 Merger Shares to be received in the Merger and that this will add value to the Merger Shares, there can be, and is, no assurance that a public market for the securities will develop. See Risk Factors Nos. 2 and 3 above - "No Assurance of a Public Market and Likelihood of a Volatile Market" and "Market Restrictions on Broker-Dealers."

         9. Tax Consequences. In the opinion of tax counsel to the Company (see "Federal Income Tax Consequences"), the proposed Merger will be a tax-free reorganization and the distribution of the 500,000 Spinoff Shares to the SuperCorp shareholders will occasion negligible income taxes to the SuperCorp shareholders and none to the Company. These anticipated favorable tax consequences are not supported by an advance ruling by the Treasury Department but are based upon the opinion of tax counsel to the Company and to SuperCorp. Should the actual tax consequences be different than as represented herein, SuperCorp's shareholders, to whom would be distributed 500,000 Spinoff Shares, could recognize taxable dividend income equal to the fair market value of the Spinoff Shares, which could range from as low as $________ a Spinoff Share (the March 31, 1998, book value) to a higher price possibly set by initial trading activity in the stock market.

         10. Dividends Not Likely. Should the Merger be effected, for the foreseeable future it is anticipated that any earnings which may be generated from Operations of the emergent company will be used to finance the growth of such company, and cash dividends will not be paid to holders of the Common Stock.

         11. Dependence on a Major Distributor. Summit Technologies depends upon Newell Paper Company of Hattiesburg, Mississippi, a non-affiliated Mississippi-based company, to distribute in the U.S. Summit Technologies' "FirePower 911" brand fire suppressant. Should the Merger be approved and effected, the business of the post-Merger Company could be materially affected by conditions not under its control that should affect the ability of Newell Paper Company to continue to distribute this product. Summit Technologies' worldwide license to distribute this product is conditioned upon minimum, annual sales of this product. The loss of this license would have a materially adverse effect upon the post-Merger Company.

                            TERMS OF THE TRANSACTION

         The Company, SuperCorp, and Summit Technologies, pursuant to approval by their respective boards of directors, have entered into an agreement of merger between the Company and Summit Technologies, a copy of which is included herein (see "Appendix A - Agreement of Merger"). In order for the merger contemplated by the Agreement of Merger to become effective, it is necessary that each of the following occur:

                 (i) a registration statement covering the 5,000,000 Merger Shares offered herein and a registration statement covering 500,000 Spinoff Shares (for distribution pro rata to SuperCorp's securities holders) must be filed with the Securities and Exchange Commission and with appropriate state securities regulatory agencies and must become effective;

                 (ii) the shareholders of each of the Company and of Summit Technologies must, by a requisite vote of the shares outstanding, approve the merger contemplated by the Agreement of Merger; and

                 (iii) certain documents evidencing the approved merger must be prepared and filed with the Secretary of State of Texas.

TERMS OF THE MERGER.

         The terms of the proposed merger ("the Merger") are as follows:

         1.      Summit Technologies shall merge into the Company.

         2. Upon the effectiveness of the Merger, all the outstanding shares of capital stock of Summit Technologies shall be converted into 5,000,000 shares of Common Stock of the Company ("the Merger Shares"). See "Description of Securities." The conversion shall be on a pro rata basis. As of the date of this Proxy Statement, the following table sets forth the number of outstanding shares of each class of Summit Technologies' capital stock and the number of shares of Company Common Stock into which each share of Summit Technologies capital stock will be converted in the Merger:

                                                                                                   NUMBER OF COMPANY
                                      NUMBER OF SUMMIT               NUMBER OF SHARES             SHARES FOR 1 SUMMIT
        CLASS OF STOCK               TECHNOLOGIES SHARES                OF COMPANY                 TECHNOLOGIES SHARE
        --------------               -------------------                ----------                 ------------------
            Common                        5,000,000                      5,000,000                         1


         3. Fractional shares shall not be issued but shall be rounded up or down to the nearest whole number.

         4. The business of Summit Technologies shall be conducted, after the Merger, by the Company, into which Summit Technologies shall have merged, but Summit Technologies' management and directors shall become the management and directors of the Company. See "Management Information."

         5. Prior to the Merger, SuperCorp shall have distributed to its shareholders ("the Spinoff"), on a basis proportionate to their shareholders in SuperCorp, 500,000 Shares ("the Spinoff Shares") of Common Stock of the Company now held by SuperCorp. Each SuperCorp shareholder shall receive one share of the company for each fourteen shares of SuperCorp held of record on the date of this Proxy Statement.

         6. The historical financial statements of the post-Merger Company shall be those of Summit Technologies. See "Financial Statements - Summit Technologies."

         7. Should the Merger not be approved by the shareholders of Summit Technologies, none of Summit Technologies, the Company, or SuperCorp shall be liable to any of the others, but it shall be the sole obligation of Summit Technologies to pay all three parties' expenses relating to the registration of the Shares described herein.

REASONS FOR THE MERGER AND SPINOFF.

         The managements of the Company and of Summit Technologies believe that Summit Technologies' shareholders will benefit from receiving shares that have been registered under the Securities Act in exchange for their shares of capital stock of Summit Technologies. They believe that the distribution of shares to the stockholders of SuperCorp in the Spinoff will provide the basis for the creation of a public market for the Common Stock of the post-Merger Company and that the existence of such a public market will facilitate the raising of expansion funds for the post-Merger Company. No assurance can be given, however, that a market will develop for the Common Stock or, if it develops, that it will be sustained. See "Risk Factors - No Assurance of a Public Market."

ACCOUNTING TREATMENT OF PROPOSED MERGER.

         Because the Company is only a corporate shell and not an operating entity, the proposed Merger will be accounted for as if Summit Technologies recapitalized.

DISSENTERS' RIGHTS OF APPRAISAL.

         Those shareholders of Summit Technologies who vote against the Merger have the right to dissent and to exercise certain rights of appraisal, which, if exercised, and if the Merger is effected, would cause Summit Technologies to pay these dissenters the appraised value of their shareholdings. See "Voting and Management Information - Dissenters' Rights of Appraisal."

AGREEMENT AND PLAN OF MERGER.

         The complete Agreement of Merger among the Company, Summit Technologies, and SuperCorp is included in this Proxy Statement. See "Appendix A - Agreement of Merger."

DIFFERENCES BETWEEN RIGHTS OF SHAREHOLDERS OF THE COMPANY AND OF SUMMIT TECHNOLOGIES.

         There are no material differences between the rights of holders of the Common Stock of the Company and of Summit Technologies. See "Terms of the Transaction - Description of Securities."

DESCRIPTION OF SECURITIES.

         COMMON STOCK. Each of the Company and Summit Technologies is a Texas corporation. The Company is authorized to issue 40 million shares of Common Stock, $0.001 par value and has 750,000 shares of Common Stock issued and outstanding. Summit Technologies is authorized to issue ten million shares of common stock, no par value, and has 5,000,000 shares of its Common Stock issued and outstanding.

                 VOTING RIGHTS. Holders of the shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shares voting for the election of the board of directors can elect all members of the board of directors.

                 DIVIDEND RIGHTS. Holders of record of shares of Common Stock are entitled to receive dividends when and if declared by the board of directors out of funds of the Company legally available therefor.

                 LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to shareholders, subject to the prior satisfaction of the liquidation rights of the holders of outstanding shares of Preferred Stock.

                 PREEMPTIVE RIGHTS. Holders of Common Stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the Company.

                 REGISTRAR AND TRANSFER AGENT. Bank One Trust Company, NA, Oklahoma City, Oklahoma, serves as the transfer agent and registrar of the Common Stock of the Company. Summit Technologies serves as its own registrar and transfer agent.

                 DISSENTERS' RIGHTS. Under current Texas law, a shareholder is afforded dissenters' rights which, if properly exercised, may require the corporation to repurchase its shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the company's memorandum and articles of association.

         PREFERRED STOCK. The Company is authorized to issue 10 million shares of Preferred Stock, $0.001 par value. The Preferred Stock may be issued from time to time by the directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption shall be set forth in resolutions adopted by the directors.

         There are no shares of Preferred Stock of the Company issued and outstanding.

FEDERAL INCOME TAX CONSEQUENCES.

         THE MERGER. In the opinion of Thomas J. Kenan, counsel to the Company and to SuperCorp, the Merger should qualify as a type "A" reorganization under
Section 368(a)(1) of the Internal Revenue Code. However, when consideration is given to the fact that the Company is newly organized, the "step transaction doctrine" might be applied and, accordingly, the Company might be considered a continuation of Summit Technologies with only a change of name or place of incorporation, a type "F" reorganization under Section 368(a)(1).

                 SHAREHOLDERS OF SUMMIT TECHNOLOGIES. Whether the Merger be characterized as a type "A" or "F" reorganization, the Company believes that there should be no recognition of taxable gain or loss to the shareholders of Summit Technologies by reason of the Merger. Each shareholder of Summit Technologies would have a carryover tax basis and a tacked holding period for the Company's securities received in the Merger. Further, Summit Technologies itself would not recognize any taxable gain or loss, since its liabilities are not in excess of the tax basis of its assets.

                 It is anticipated that the distribution by SuperCorp to its shareholders of the 500,000 Spinoff Shares will not adversely affect the non-recognition of gain or loss to Summit Technologies or its shareholders in the Merger.

                 The above discussion is not based upon an advance ruling by the Treasury Department but upon an opinion of Thomas J. Kenan, esquire, in his capacity as tax counsel to the Company (which tax opinion is one of the exhibits to the registration statement of which this Proxy Statement is a part).  See "Risk Factors - Tax Consequences."

PRO FORMA FINANCIAL INFORMATION AND DILUTION.

         Due to the fact that the Company has no substance or operating history
- it was organized as a shell to accommodate the desire of Summit Technologies' management to provide for the issuance of securities registered under the Securities Act to Summit Technologies' shareholders, pro forma financial information giving effect to the Merger would not vary in any significant respect from the financial information of Summit Technologies.

         Essentially, the immediate effect of the Merger is to dilute by 13 percent the equity of the shareholders of Summit Technologies by transferring this equity to the present shareholders of SuperCorp and two persons, both of whom are either "promoters" or "insiders" of the Company. See "Summary Information - Securities to be Outstanding After the Merger."

MATERIAL CONTACTS AMONG THE COMPANIES.

         Other than the proposed Spinoff and Merger described herein, there have been no material contracts, arrangements, understandings, relationships, negotiations or transactions among Summit Technologies, the Company, and SuperCorp during the periods for which financial statements appear herein.

INTEREST OF COUNSEL.

         Thomas J. Kenan, Esquire, counsel to the Company and a director of SuperCorp, is named in this Proxy Statement as having given an opinion on legal matters concerning the registration or offering of the securities described herein. Mr. Kenan's spouse, Marilyn C. Kenan, is the trustee and sole beneficiary of the Marilyn C. Kenan Trust, a testamentary trust which is the beneficial owner (i) of 28,333 shares of Common Stock of Summit Technologies and (ii) of 375,000 shares of the issued and outstanding shares of Common Stock of SuperCorp and, by reason of this ownership, shall become the beneficial owner of 26,786 Shares of the Company by way of the Spinoff and 28,333 shares of Common Stock of the Company by way of the Merger, should it be approved.
Mr. Kenan disclaims any beneficial ownership in the securities beneficially owned by his spouse's trust.

INDEMNIFICATION.

         Under Texas corporation law, a corporation is authorized to indemnify officers, directors, employees and agents who are made or threatened to be made parties to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the corporation or are or were acting in the same capacity for another entity at the request of the corporation. Such indemnification includes expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. In the case of any action or suit by or in the right of the corporation against such persons, the corporation is authorized to provide similar indemnification, provided that, should any such persons be adjudged to be liable for negligence or misconduct in the performance of duties to the corporation, the court conducting the proceeding must determine that such persons are nevertheless fairly and reasonably entitled to indemnification. To the extent any such persons are successful on the merits in defense of any such action, suit or proceeding, Texas law provides that they shall be indemnified against reasonable expenses, including attorney fees. A corporation is authorized to advance anticipated expenses for such suits or proceedings upon an undertaking by the person to whom such advance is made to repay such advances if it is ultimately determined that such person is not entitled to be indemnified by the corporation. Indemnification and payment of expenses provided by Texas law are not deemed exclusive of any other rights by which an officer, director, employee or agent may seek indemnification or payment of expenses or may be entitled to under any by-law, agreement, or vote of shareholders or disinterested directors. In such regard, a Texas corporation is empowered to, and may, purchase and maintain liability insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation. As a result of such corporation law, Summit Technologies or, should the proposed merger become effective, the Company may, at some future time, be legally obligated to pay judgments (including amounts paid in settlement) and expenses in regard to civil or criminal suits or proceedings brought against one or more of its officers, directors, employees or agents, as such, with respect to matters involving the proposed Merger or, should the Merger be effected, matters that occurred prior to the Merger with respect to Summit Technologies.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                         INFORMATION ABOUT THE COMPANY

         The Company was incorporated under the laws of the State of Texas on February 28, 1998. It is a development- stage company, has no business or significant assets, and was organized for the purpose of entering into the Merger proposed herein (see "Terms of the Transaction - Terms of the Merger"). It has no employees; its management will serve without pay until the Merger should become effective.

         Should the Merger be approved and effected, the Company shall be the surviving company, but the Company's management shall not remain as the management of the Company. Control of the Company, through the voting power to elect the entire board of directors and thereby to replace management, shall pass to the present shareholders of Summit Technologies, and Summit Technologies' present management shall become the management of the Company. See "Management Information - Directors, Executive Officers, and Significant Employees."

         It is the intention of Summit Technologies' present management to continue the business of Summit Technologies as the business of the Company (see "Information about Summit Technologies - Description of Business and Properties") after the Merger.

         The Company's present management consists of one person, Albert L. Welsh. Mr. Welsh is a registered representative of Birchtree Financial Services, Inc., an NASD broker-dealer firm of Kansas City, Missouri, that has offices in 75 cities, including Oklahoma City, Oklahoma, where Mr. Welsh offices. Mr. Adams is the president and a director of SuperCorp.

COURSE OF BUSINESS SHOULD THE MERGER NOT OCCUR.

         Should the Merger not be approved and effected, the Company will be without any property or business. The Company's management would seek to acquire, in exchange for stock of the Company, a business or assets that would constitute a business. Should no acquisition that would cause the Company to become a going concern by made within 18 months after the date of the Registration Statement of which this Proxy Statement is a part, the holders of the majority of the issued and outstanding shares of Common Stock will have the voting power to cause a dissolution of the Company, and persons who are today the holders of a majority of these shares have indicated their intention to do so.

LEGAL PROCEEDINGS.

         Neither the Company nor its property is a party to or the subject of pending legal proceedings.

MARKET FOR THE COMPANY'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS.

         As of the date of this Proxy Statement there is no public trading market in the U.S. or elsewhere for the Company's Common Stock. After the Spinoff and before any vote on the Merger by the shareholders of Summit Technologies, all certificates representing the 500,000 Spinoff Shares shall be held in escrow by the Escrow Agent.

         Should the Merger be approved and effected, (i) the Escrow Agent will release from escrow the certificates representing the ownership of the escrowed securities, which certificates would be delivered to the approximately 650 persons owning the securities represented by the certificates, and (ii) the shareholders of Summit Technologies will receive 5,000,000 Shares of Common Stock of the Company in exchange for all the issued and outstanding shares of capital stock of Summit Technologies.

         Should the Merger be effected, the Common Stock is expected to be eligible for quotation on the OTC Bulletin Board. There can be, and is, no assurance that market makers will make or maintain a market in the stock or that, even if a market is made and maintained in the stock, that the stock will trade at prices deemed attractive or reasonable to the present shareholders of Summit Technologies or the Company.

         The Company's stock will not be eligible for quotation on the Nasdaq SmallCap Market ("Nasdaq") (i) until it trades at a price of $4 per share or higher and (ii) unless it meets other Nasdaq requirements regarding assets and shareholders' equity, which it will not meet even if the Merger is approved and effected. No assurance can be made that the Common Stock will ever become eligible for quotation on Nasdaq.

         The Company's stock is expected to be quoted on an NASD inter-dealer system called "the Bulletin Board." While some Bulletin Board stocks are actively traded, they do not draw the interest of the substantial portion of the brokerage community that concentrates its attention on Nasdaq-quoted stocks or exchange-listed stocks. The eligibility requirements for listing the Company's stock on exchanges are generally as high or higher than the requirements for eligibility for quotation on Nasdaq, and the Company has no present plans to list its stock on an exchange.

         Further, holders of the Shares offered herein face the prospect, should the Merger be approved and effected, of an indefinite period during which the Shares will be subject to trading severities imposed on Bulletin Board, so-called "penny stocks" (stocks that trade at less than $5 per share) by regulations of the Securities and Exchange Commission. The effect of these trading severities is to reduce broker-dealer and investor interest in trading or owning "penny stocks" and, hence, could inhibit the ability of the Company's stock to reach a trading level of $4 per share or higher and thereby become eligible for quotation on Nasdaq even if the Company meets Nasdaq's assets and shareholders' equity requirements in the future.

RULE 144 AND RULE 145 RESTRICTIONS ON TRADING.

         Should the Merger and Spinoff transaction described herein be approved and effected, all issued and outstanding shares of Common Stock of the Company shall have been issued or distributed pursuant to registration with the Commission. Nevertheless, some of the Shares, even though deemed not to be "restricted securities," as such term is used by the Commission, will be subject to certain restrictions on their transfer for value.

         Holders of the Shares who are deemed to be affiliates of Summit Technologies at the time of the vote on the Merger, in order to sell their Shares, must either register them for sale or comply with the resale provisions set forth in paragraph (d) of the Commission's Rule 145, unless some other exemption-from-registration provision is available. The resale provisions of paragraph (d) of Rule 145 refer to certain provisions of the Commission's Rule 144 which require that:

                 o there must be available, to the public, current information about the Company of a quality meeting certain Commission requirements,

                 o transfers for value by such affiliates can occur only either through broker transactions not involving the solicitation of buyers or directly to market-makers, and

                 o each such affiliate can transfer for value, during a 90-day period, no more Shares than the greater of one percent of all issued and outstanding shares of Common Stock of the Company (57,500 Shares immediately after the Merger) or the average weekly volume of trading in such Common Stock reported through the automated quotation system of Nasdaq or the Bulletin Board during the four calendar weeks prior to placing the sell order with a broker-dealer.

         The above described resale provisions of Rule 145 shall continue, for persons who are affiliates of Summit Technologies at the time of the vote on the Merger, for one year after the Merger, at which time only the current public information requirement shall continue. At such time as any such affiliate has ceased to be an affiliate of the post- merger company for at least three months, and provided at least two years have elapsed since the date of the Merger, then even the current public information requirement will no longer be required for such a former affiliate to sell any of the Shares acquired in the Merger.

         The Company believes that none of the 500,000 Spinoff Shares will be subject to any restrictions on trading or transfers for value, by reason of these Shares' being registered for the Spinoff. Further, none of the 5,000,000 Shares of the Company to be distributed in the Merger to Summit Technologies shareholders other than to Summit Technologies officers and directors and to affiliates of Summit Technologies prior to the Merger will be subject to any restrictions on transfer. Accordingly, after the effective date of the Merger and the redistribution of the Spinoff Shares, there shall be 2,605,775 Shares in the "public float," i.e., subject to no Rule 144, Rule 145 or other applicable securities law restrictions on their being traded or transferred for value. It is estimated that approximately six persons will own these Shares of record, the offering of which for sale could have a materially adverse effect on the market price of the Company's stock.

         There is no equity of the Company subject to outstanding options or warrants to purchase, or securities convertible into, equity of the Company.

         DIVIDENDS. The Company has had no operations or earnings and has declared no dividends on its capital stock. Should the Merger be approved and effected, there are no restrictions that would, or are likely to, limit the ability of the Company to pay dividends on its Common Stock, but the Company has no plans to pay dividends in the foreseeable future and intends to use earnings for business expansion purposes (see "Information about the Company - Description of Business and Properties").

FINANCIAL STATEMENTS.

         The financial statements of the Company appear later in this Proxy Statement on pages F-1 through F-3.

                     INFORMATION ABOUT SUMMIT TECHNOLOGIES

OVERVIEW.

         Summit Technologies, Inc. ("Summit Technologies") was incorporated in Texas on August 14, 1997. Its fiscal year ends December 31.

MANAGEMENT'S PLAN OF OPERATION.

         The following plan of operation should be read in conjunction with the financial statements and the accompanying notes thereto and is qualified in its entirety by the foregoing and by more detailed financial information appearing elsewhere. See "Financial Statements."

         For the next twelve months, Summit Technologies plans to accomplish the following:

         o Introduce one of its fire suppressant products - FlameOut(TM) - in ten pound and twenty pound fire extinguishers in the Philippines through a joint venture there with Moonlighting International (Philippines).

         o Commence sales of FirePower 911(TM) and FlameOut(TM) in the U.S. and Canada through the use of infomercials and through the direct marketing efforts of Newell Paper Company of Mississippi (for Mississippi and Western Alabama) and affiliated paper companies (balance of U.S.).

         o Introduce FirePower 911(TM) and FlameOut(TM) in Mexico through infomercials.

         o Introduce FirePower 911(TM) and FlameOut(TM) in China, South America and South Africa and other Asian countries through joint ventures with companies who have established a presence in the region.

         o Expand sales of its Stressex(TM) product - marketed under the "Poder 24(TM)" brand name in Spanish-speaking areas - in the U.S., Mexico and Central American countries, primarily through infomercials.

         o Develop marketing alliances with other companies for the distribution of a chitosan-based weight management pill and topical application.

         o Develop marketing alliances, for the U.S. with the Newell Paper Companies and for Spanish-speaking countries with other companies, for bio-degradable and non-toxic industrial chemicals and cleaning agents developed by BioGenesis Enterprises, Inc. of Springfield, Virginia.

         CASH REQUIREMENTS.

         Summit Technologies estimates it will have to raise additional funds -approximately $1 million - in the next twelve months to satisfy the cash requirements to fulfill all these objectives. Its current cash funds - $600,000 - are sufficient to sustain its present operations and modest growth indefinitely, but significant and quick growth are dependent upon obtaining the additional funds described above to pay for television infomercial time.

         PRODUCT RESEARCH AND DEVELOPMENT.

         Summit Technologies' products are developed by other companies and are distributed by it under license agreements. A significant licensor, Moonlighting Distribution Corporation, is an affiliate of Summit Technologies and is constantly engaged in research and development of products designed to improve the quality of an individual's life. These products include the Stressex(TM) and Poder 24(TM) lines, designed to increase energy, alleviate stress and promote hormonal balance, and the Trim-Away(TM) chitosan-based pill and topical-application products designed to assist in weight management. See "- Principal Products."

         PURCHASES OF PLANT AND EQUIPMENT.

         Summit Technologies does not expect to purchase or sell any plant or significant equipment during the next twelve months.

         CHANGES IN NUMBER OF EMPLOYEES.

         Summit Technologies expects to increase the number of its employees in the next twelve months by adding a full-time president and chief financial officer (Don Hendon) and persons to fill the following positions: office manager, fulfillment manager, and office secretary.

         The annual addition to salaries and wages to fill these positions is estimated to be $123,000.

         Summit Technologies' future results of operations and the other forward-looking statements contained in this Outlook and Offering Circular, in particular the statements regarding projected operations for the next twelve months, involve a number of risks and uncertainties. In addition to the factors discussed above, among the other factors that could cause actual results to differ materially are the following: the inability of Summit Technologies to obtain its necessary capital; the loss of any of several key personnel; unexpected costs in establishing joint ventures for distribution of products; the emergence of competition not now detected; and a general economic turndown.

DESCRIPTION OF SUMMIT TECHNOLOGIES' BUSINESS

         BUSINESS DEVELOPMENT.

         In 1993 Summit Technologies' organizers - B. Keith Parker and Paula Parker - began to assess several products developed by BioGenesis Enterprises, Inc. of Springfield, Virginia ("BioGenesis"). BioGenesis develops and manufactures industrial products that are environmentally safe - generally, products that are biodegradable and nontoxic. By middle 1997, Mr. and Mrs. Parker concluded that BioGenesis's products merited commercial exploitation. Summit Technologies was incorporated to organize, finance, and direct the marketing of BioGenesis's products for which marketing licenses could be obtained and for which marketing expenses could be raised.

         Summit Technologies is affiliated with Moonlighting Distribution Corporation, a closely held Texas corporation ("Moonlighting"). Moonlighting is under the 52.5 percent ownership and control of B. Keith Parker and his spouse, Paula Parker, who are directors and, respectively, the chief executive officer and secretary of Summit Technologies. Moonlighting develops and markets health and well-being products designed to improve the quality of an individual's life and also markets other products. After the organization of Summit Technologies, Moonlighting licensed to Summit Technologies the exclusive right to market a product newly developed by Moonlighting and tested for marketing - Stressex(TM) and Poder 24(TM) - and the non-exclusive right to market a fire suppressant product - FirePower 911(TM) and FlameOut(TM) - for which Moonlighting had certain distribution rights. See "- Principal Products" below.

         PRINCIPAL PRODUCTS. Summit Technologies distributes and markets or has initiated activities to distribute and market the following licensed products. All of the products are manufactured by the licensors of the products.

                 FirePower 911(TM) and FlameOut(TM). These products are fire suppressants developed and manufactured by BioGenesis. They were developed by BioGenesis to be a replacement for Halon 1211. Halon 1211 was a widely used fire suppression and explosion protection agent. It is applied primarily as a wetting agent and was the fire extinguishing agent of choice for many uses, such as most fire extinguishers. Its production was halted in 1994 by the Environmental Protection Agency ("EPA") primarily because Halon 1211 has one of the higher ozone depletion potentials of any compound. Halon 1211 is still approved for certain, limited mission-critical uses (such as ship- and shore-based crash, fire and rescue), but existing installations of Halon 1211 that are not mission critical must switch to an approved, acceptable alternative.

                 In March 1995 the first alternative to Halon 1211 was approved by the EPA - BioGenesis's Surfactant Blend A. This product is marketed under several trade names by companies licensed by BioGenesis. Two of these trade names are FirePower 911(TM) and FlameOut(TM).

                 The EPA has now approved at least eleven other accepted substitutes to Halon 1211. Three of these are water, foam and carbon dioxide. Other than these three, BioGenesis's Surfactant Blend A is approved for all wetting agent uses and is the only substitute approved for residential use. Some of the substitutes were approved only for a limited time and then must be phased out. Flameout(TM) was certified in May 1997 by Underwriter Laboratories (listing number 7P21).

                 FirePower 911(TM) and FlameOut(TM) contain the same Surfactant Blend A formula. FirePower 911(TM) is marketed at three percent strength for use in fire extinguishers to fight, generally, Class A fires (wood, cloth, paper, rubber and plastics) and is less concentrated than FlameOut(TM), which is marketed at six percent strength for suppression of Class B fires (combustible liquids, gases and greases). Surfactant Blend A is also effective at ten percent strength in suppressing Class D fires (metals) but has not yet been submitted to Underwriters Laboratory for certification for Class D fire suppression.

                 FirePower 911(TM) and FlameOut(TM) suppress and extinguish fire quickly. They reduce toxic smoke by encapsulating poisonous hydrocarbons, reduce heat approximately 70 percent faster than water does, prevent reflash, are safe to store and handle, leave virtually no residue, are biodegradable and otherwise are environmentally safe. They are nontoxic but may irritate the eyes. They store at between 32 degrees and 120 degrees Fahrenheit for prolonged periods.

                 Stressex(TM) and Poder 24(TM).

                 These are the same products. Stressex(TM) is the English-language brand name and Poder 24(TM) is the Spanish-speaking brand name. The product combines six herbs - saw palmetto, sarsaparilla, nettle leaf, damiana, buckthorn and avena sativa - in tablets marketed to women and substitutes Yohimbe for damiana in the capsules marketed to men. Summit Technologies markets the product as one that increases energy, alleviates stress and promotes hormonal balance and libido.

                 Trim-Away(TM).

                 This product was recently developed by Moonlighting Distribution Corporation, an affiliate of Summit Technologies. Its main ingredient is Chitosan, which is mixed with aloe vera, aminophylline, and other botanical ingredients to make a topical product. Chitosan is a fat absorbent agent. It is non-caloric and indigestible. After absorbing fat - up to ten times its weight - it passes through the body. Aloe vera is a transportation agent, enabling the topically applied Trim-Away(TM) ointment to penetrate the fat reserve beneath the skin. Aminophylline signals the body to release fat reserves for the Chitosan to absorb.

                 Chitosan is made from chitin. The most abundant source of chitin is the shells of shellfish such as crab and shrimp. Chitosan is made by cooking chitin in alkali. Chitosan binds fat to itself and acts like a "fat sponge." Being indigestible and non-absorbable by the human body, it passes through the body carrying with it any fat it has absorbed.

                 Moonlighting is developing a Chitosan-based chewable tablet to be marketed as a diet supplement for weight loss. When developed, Summit Technologies will market it.

                 Industrial Chemicals and Cleaners.

                 Summit Technologies distributes BioGenesis's industrial chemicals and cleaners. BioGenesis concentrates its activities on developing and then manufacturing, for marketing by other companies, industrial-use products that are environmentally safe. BioGenesis has developed several industrial chemicals and cleaners that Summit Technologies proposes to market as soon as funds are available to launch marketing efforts.

         DISTRIBUTION METHODS.

         Summit Technologies has no sales force, as such - other than Keith Parker, its chief executive officer, but markets products through joint ventures with established marketing organizations, through infomercials and radio "spots," through direct advertising, and internationally through a network of persons and companies who contract with Summit Technologies for distribution rights.

         Summit Technologies markets FlameOu(TM) in the Philippines through a joint venture with Moonlighting International Philippines ("Moonlighting Philippines"). Neither Summit Technologies nor the Texas-based Moonlighting Distribution Corporation ("Moonlighting") has any ownership interest in Moonlighting Philippines, but Summit Technologies has a 40 percent net revenue interest in the joint venture.

         Moonlighting Philippines is under the direction, ownership, and control of experienced Philippine marketers. It has obtained the approval and endorsement of the Philippine National Bureau of Fire Protection for FlameOut(TM). Surfactant Blend A is shipped, f.o.b. point of U.S. origin, to the Philippines in concentrated form. It is there mixed with water and placed in fire extinguishers.

         Summit Technologies is preparing to launch an infomercial campaign to sell FirePower 911(TM) in the U.S. Summit Technologies recently purchased $75,000 in prepaid infomercial advertising from Embassy Marketing Corporation of Dallas, Texas ("Embassy") in exchange for 250,000 shares of Summit Technologies common stock. Embassy will make available, for this purpose, advertising time on the Family Network, CNBC and the Hispanic Television Network as well as advertising space in Travel Host and Intrigue magazine, which are found in most hotel rooms in the U.S.

         Summit Technologies commenced marketing Poder 2(TM) through K-MEX, a Spanish-speaking radio station in the Los Angeles area and in Mexico. Summit Technologies is preparing a prime-time infomercial campaign through Hispanic Television Network to be aired in 450 markets.

         Summit Technologies has commenced distributing FirePower 911(TM), FlameOut(TM) and BioGenesis industrial cleaners (for glass, carpets and concrete and for odor control) through Newell Paper Company of Hattiesburg, Mississippi ("Newell Mississippi"). Newell Mississippi is a 75-year-old company that directly sells industrial products throughout Mississippi and Western Alabama. It has 40 salesmen and annual sales of approximately $40 million. Under discussion with Newell Mississippi is a proposal for Newell Mississippi to become a sub-distributor of Summit Technologies' fire suppressant distribution rights for the U.S. (with the exception of any existing agreements Summit Technologies has with other companies). In this respect, Newell Mississippi proposes to use its business contacts with approximately 300 affiliated paper companies who operate throughout the U.S.

         Summit Technologies is negotiating with Home Depot, who proposes to acquire from Summit Technologies the exclusive rights in Canada to distribute FirePower 911(TM). Further, an initial sale of FirePower 911(TM) has been made to Home Depot for it to test market this product in its Northeast U.S. Region.

         COMPETITION.

         BioGenesis has granted to other companies distribution rights of its Surfactant Blend A fire suppressant for various parts of the world and under two other trade names. Summit Technologies will potentially be in competition with many of these companies. To the extent that any of these companies fails to meet periodic sales requirements, Summit Technologies will acquire from BioGenesis the expired licenses. See "- Patents, Trademarks and Licenses."

         The demise of the former fire suppressant of choice, Halon 1211, is a consequence of the 1992 Geneva Peace Conference, which mandated the phaseout of Halon 1211 in all United Nations states participating in the Conference.

         Summit Technologies believes that FirePower 911(TM) and FlameOut(TM) are the finest fire suppressants in existence today and proposes to expand its licensing agreement with BioGenesis to be exclusive in as many countries as it can serve.

         In the Spanish-speaking countries in the Western Hemisphere, Summit Technologies is in direct competition with Unispan with respect to Summit Technologies' Poder 24(TM) product. Unispan is a large and well-capitalized marketing company based in Mexico. Moonlighting contracted with Unispan in 1996 to test market Poder 24(TM) in Mexico through infomercials. Following a successful test (33,000 bottles sold in a seven-week market test), Unispan attempted to duplicate Poder 24(TM) and sells it under a similar brand name. Summit Technologies and Moonlighting have served notice on Unispan that Summit Technologies will sue Unispan for these activities when Summit Technologies can afford such litigation.

         Competition is intense throughout the world in the markets for diet programs and industrial chemicals and cleaners. Summit Technologies' Trim-Away(TM) topical fat reducer and BioGenesis's industrial chemicals and cleaners will be in competition with products marketed by large companies with established products with well-known brands. Summit Technologies is unable at this time to predict the degree of market acceptance of these products or its ability to successfully compete with the companies already established in these markets.

         RAW MATERIALS AND SUPPLIERS.

         Summit Technologies buys from BioGenesis its FirePower 91(TM) and FlameOut(TM) products.

         Moonlighting manufactures Stressex(TM) and Poder 24(TM) from commonly available herbs and natural substances. For infomercial sales, the products are manufactured by Moonlighting after Summit Technologies receives credit card orders from television viewers. Summit Technologies has available to it $2 million in prepaid infomercial television time.

         Moonlighting also manufactures its Trim-Away(TM) product from readily available materials. These products are shipped in concentrated form to Houston, Texas, for bottling by Bishop's Original Products. Summit Technologies' arrangement with this bottler allows bottling in any amounts - small or large - for tests in each new market.

         BioGenesis manufactures and supplies its industrial chemicals and cleaners.

         DEPENDENCE ON MAJOR CUSTOMERS.

         Summit Technologies' markets are insufficiently developed to determine if it will be dependent on one or a few major customers. Its initiatives in the Philippines with Moonlighting Philippines and in the U.S. with Newell Paper Company of Mississippi could result in such dependencies.

         PATENTS, TRADEMARKS AND LICENSES.

         Summit Technologies has a nearly worldwide license from BioGenesis for its fire suppressant products and improvements. The excepted countries are most Arabic countries and the Scandinavian countries. Should either of these areas, now under exclusive license to other companies, become available due to the existing licensees' failure to meet periodic sales quotas, Summit Technologies will acquire licenses in these areas, provided Summit Technologies is meeting its own sales quotas.

         Summit Technologies' fire suppressant license from BioGenesis is for a four-year initial term, renewable annually for twenty years. The licensing fee is $500,000, payable $200,000 by June 1998 and $100,000 on June 1 of each of the next three years. Annual sales quotas are still being negotiated and are to be set by June 1998.

         Summit Technologies has an exclusive, perpetual license from an affiliated company, Moonlighting Distribution Corporation, for its Stressex(TM), Poder 24(TM) and Trim-Away(TM) products.

         Summit Technologies has no written license from BioGenesis for its industrial chemical and cleaner products.

         GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS.

         BioGenesis obtained EPA approval in 1995 and Underwriter Laboratories certification in 1997 for FlameOut(TM) (Listing No. 7P21). Moonlighting Philippines has obtained the approval of these products from the Philippine National Bureau of Fire Protection.

         No governmental approval is required in the U.S. or Mexico for Stresse(TM) or Poder 24(TM). These products are made from natural herbs or substances. They are not subject to Federal Drug Administration approval in the U.S. and may be sold over-the-counter.

         Similarly, the Trim-Awa(TM) product is made from substances not subject to FDA approval.

         BioGenesis has obtained the necessary U.S. Government approvals for its industrial chemical and cleaning products.

         GOVERNMENT REGULATIONS.

         As a distribution company, Summit Technologies is subject to no regulation as such, but the products it distributes may be subject to government regulation.

         The fire suppressant products Summit Technologies distributes are subject to government regulation in most countries of the world. The existence of this regulation is of benefit to Summit Technologies, because the BioGenesis fire suppressants are the favored substitute for Halon 1211, the fire suppressant of choice in most of the world before most countries agreed at the 1992 Geneva Peace Conference to phase out its use.

         Summit Technologies knows of no probable governmental regulations that would affect the sale or use of its Stressex(TM), Poder 24(TM) and Trim-Away(TM) products.

PROPERTIES.

         Summit Technologies owns no plants or real property.

OFFICE FACILITIES.

         Summit Technologies leases 850 square feet of space in Longview, Texas, which space will be expanded to 1,815 square feet on May 1, 1998.

SEASONALITY.

         There is no known seasonal aspect to Summit Technologies' business.

RESEARCH AND DEVELOPMENT.

         Summit Technologies conducts no research and development.

ENVIRONMENTAL CONTROLS.

         Summit Technologies is subject to no environmental controls or restrictions that require the outlay of capital or the obtaining of a permit in order to engage in business operations.

YEAR 2000 COMPUTER PROBLEM.

         Summit Technologies has determined that it does not face material costs, problems or uncertainties about the year 2000 computer problem. This problem affects many companies and organizations and stems from the fact that many existing computer programs use only two digits to identify a year in the date field and do not consider the impact of the year 2000. Summit Technologies is newly organized, presently uses off-the-shelf and easily replaceable software programs, and has yet to devise its own software programs.

NUMBER OF EMPLOYEES.

         On March 28, 1998, Summit Technologies employed two persons full time and no persons part time.

LEGAL PROCEEDINGS.

         Neither Summit Technologies nor any of its property is a party to, or the subject of, any material pending legal proceedings other than ordinary, routine litigation incidental to its business.

MARKET FOR SUMMIT TECHNOLOGIES' CAPITAL STOCK AND RELATED STOCKHOLDER MATTERS.

         There is no public trading market for Summit Technologies' capital stock. There are 61 holders of record of Summit Technologies' issued and outstanding capital stock. Should the Merger not be approved and effected, no public trading market is expected to develop. Summit Technologies has declared no dividends on its common stock. There are no restrictions that would or are likely to limit the ability of Summit Technologies to pay dividends on its common stock, but Summit Technologies has no plans to pay dividends in the foreseeable future and intends to use earnings for the expansion of its present business.

         There are no shares of Common Stock subject to outstanding options or warrants to purchase, or securities convertible into, Common Stock of Summit Technologies.

         Should the proposed Merger be approved, the "public float" would consist of the 500,000 Spinoff Shares and 2,105,775 of the Merger Shares (those distributed to persons not in control of Summit Technologies), or a total of 2,605,775 shares. However, 2,984,225 Merger Shares will be distributed to the persons in control of Summit Technologies, who will be able to sell these shares pursuant to Rule 144 and Rule 145 under the Securities Act. See "Information About the Company - Rule 144 and Rule 145 Restrictions on Trading."

FINANCIAL STATEMENTS.

         See "Financial Statements - Summit Technologies" for the financial statements of Summit Technologies containing a balance sheet at December 31, 1997, and statements of income, cash flows, and changes in shareholders' equity for the period August 14, 1997 to December 31, 1997, which have been prepared in accordance with generally accepted accounting principles.

FINANCIAL STATEMENTS.

         The financial statements of Summit Technologies appear later in this Proxy Statement on pages F-4 through F-11.

                       VOTING AND MANAGEMENT INFORMATION

         Proxies are to be solicited by Summit Technologies' management with respect to the proposed Merger described herein.

DATE, TIME AND PLACE INFORMATION.

         THE COMPANY. Shareholder voting on the proposed Merger by the shareholders of the Company is assured and shall be taken by their written, unanimous consent. It is expected that written consent to the Merger, without a meeting being taken, shall be obtained from the three shareholders of the Company within one day after the date of this Proxy Statement.

         SUMMIT TECHNOLOGIES. Shareholder voting on the proposed Merger by the shareholders of Summit Technologies shall be taken at a special meeting of the shareholders of Summit Technologies to be held on __________________, _____________________, 1998, at Summit Technologies' offices at 414 East Loop 281, Suite 14, Longview, TX 75605. Summit Technologies' officers, directors and their affiliates are entitled to vote 57.9% of the outstanding shares entitled to vote. Nevertheless, these persons have agreed to vote their shares to approve or disapprove the proposed Merger in accordance with the majority vote of the other voting shareholders. Accordingly, management is unable to provide assurance that the Merger will be approved.

         VOTING PROCEDURE. Voting by Summit Technologies shareholders may be by written ballot at the meeting or by written proxy. Shareholders of record as of the date of this Proxy Statement shall be entitled to vote. Provided a quorum is present in person or by proxy (as determined by the aggregate voting rights of the common stock, considered as a whole), abstentions shall not be counted in determining a majority vote of the common stock of Summit Technologies represented at the meeting in person but shall be counted as a vote for rejecting the Merger. None of the shares are held of record by brokers.

REVOCABILITY OF PROXY.

         A person giving a proxy has the power to revoke it. A revocation of a proxy earlier given can be accomplished either (i) by written notification by the giver of the proxy of an intent to revoke it, or (ii) by attendance at the special shareholders' meeting called to vote on the proposed Merger and either oral or written instruction to the person counting ballots on the Merger vote of an intention to revoke the earlier given proxy.

DISSENTERS' RIGHTS OF APPRAISAL.

         Shareholders of Summit Technologies who do not vote for or consent in writing to the proposed Merger, and who continuously hold their shares through the effective date of the Merger (should it be effected), are entitled to exercise dissenters' rights of appraisal. Generally, any shareholder of Summit Technologies is entitled to dissent from consummation of the plan of Merger and to obtain payment of the fair value of his shares should the Merger be consummated. The notice of the special meeting of shareholders of Summit Technologies, at which the vote shall be taken whether to approve the proposed Merger, must state that all shareholders are entitled to assert dissenters' rights, and the notice must be accompanied by a copy of the relevant portions of Texas corporation law describing dissenters' rights, the procedure for exercise of dissenters' rights, and the procedure for judicial appraisal of the value of the shares of Common Stock of Summit Technologies should a dissenter and Summit Technologies not agree on the value of such shares.

         All shareholders of Summit Technologies who desire to consider whether their dissenters' rights should be exercised should carefully read the relevant portions of Section 5.11 of the Texas Business Corporation Act that will accompany the notice of the special meeting of shareholders. Each shareholder should especially be alert to the requirement that a shareholder who wishes to assert dissenters' rights must deliver to the corporation, before the vote is taken, written notice of ones intent to demand payment for ones shares if the proposed action is effectuated and must not vote ones shares in favor of, or consent in writing to, the proposed Merger, although a shareholder does not lose dissenter's rights by failing to vote. Other procedures are required and will be described in detail in the relevant portions of Texas corporation law that describe dissenters' rights and will accompany the notice of the special meeting of shareholders called to vote on the proposed Merger. A mere vote against the proposed Merger does not satisfy the requirement of delivering written notice before the meeting of intent to demand payment for ones shares if the proposed Merger is effectuated.

PERSONS MAKING THE SOLICITATION.

         Solicitations of proxies will be made by members of management of Summit Technologies for that entity (see "Voting and Management Information - Date, Time and Place Information - Summit Technologies).

         Proxy solicitation shall be made by the mails, by telephone, or by personal solicitation. The cost of the solicitation will be borne by Summit Technologies.

         Signed but otherwise unmarked proxies shall be voted by management to approve the Merger. Management will vote its shares in accordance with the majority vote of non-management shareholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF.

         The proposed Merger must be approved by an affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock of the Company and of Summit Technologies.

         There are presently outstanding 750,000 shares of Common Stock of the Company, 500,000 of which are held of record by SuperCorp and 250,000 of which are held by persons affiliated or associated with two insiders or promoters of the Company. A vote approving the proposed Merger by the Company is assured.

         There are presently outstanding 5,000,000 shares of Common Stock of Summit Technologies held of record by 61 shareholders. Each share is entitled to one vote on the proposed Merger.

         The record date for determining the right to vote on the proposed Merger is the date on the cover of this Proxy Statement for the Company and for Summit Technologies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

         The following table shows information as of March 31, 1998 with respect to each beneficial owner of more than 5% of each class of voting stock of the Company and of Summit Technologies, and to each of the officers and directors of the Company and of Summit Technologies individually and as a group, and as of the same date with respect to the same persons as adjusted to give effect to the Spinoff and to the proposed Merger between the Company and Summit Technologies (5,750,000 shares):

                                                             COMMON STOCK BENEFICIALLY OWNED
                                                             -------------------------------

                                                           BEFORE                  COMPANY COMMON
                                                       SPINOFF-MERGER               AFTER MERGER
                                                       --------------               ------------
                                                  NO. OF           % OF       NO. OF           % OF
 THE COMPANY                                      SHARES           CLASS      SHARES           CLASS
 -----------                                      ------           -----      ------           -----
 SuperCorp Inc.
 100 North Broadway, Suite 3300
 Oklahoma City, OK 73102                          500,000          67               0          0(1)

 Albert L. Welsh
 3828 Northwest 69th
 Oklahoma City, OK 73116                          500,000(2)       67          26,786          0.5

 John Adams
 1205 Tedford
 Oklahoma City, OK 73116                          500,000(2)       67          26,786(3)       0.5

 Thomas J. Kenan
 8511 Glenwood Avenue
 Oklahoma City, OK 73114                          500,000(2)       67          55,119(4)       1.0

 T.E. King
 49 Strawberry Lane, Suite 200
 Palos Verdes Peninsula, CA 90274                 500,000(2)       67          26,786          0.5

 Ronald D. Wallace
 One Buckhead Plaza, 19th Floor
 3060 Peachtree Street, NW
 Atlanta, GA 30305                                500,000(2)       67          26,786          0.5

 George W. Cole
 3535 Northwest 58th, Suite 770
 Oklahoma City, OK 73112                          125,000(5)       17         151,786(6)       2.7

 David Dischiavo
 7312 Authon Drive
 Dallas, TX 75248                                 125,000          17         125,000          2.2

 Officers and Directors as a Group (1 person
 before Merger, 0 persons after Merger)           500,000          67               0            0

--------------

(1) After allocating one share of Common Stock of the Company for each fourteen shares of common stock of SuperCorp, SuperCorp will have 232 shares available for rounding fractional shares.

(2) These shares are attributed to this person through his position as a director of SuperCorp, which owns 500,000 shares of Common Stock of the Company, and accordingly represents voting and investment power shared with the other directors of SuperCorp.

(3) These shares are attributed to Mr. Adams by reason of his being a controlling person of Meridyne, Inc., which will receive 13,393 Spinoff Shares, and by reason of his being the spouse of Nita Kay

         Adams, who will receive 13,393 Spinoff Shares. Mr. Adams disclaims any beneficial ownership of the 13,393 Spinoff Shares to be owned by his spouse.

(4) These shares would be owned by the Marilyn C. Kenan Trust, which trust is under the control of Marilyn C. Kenan, its sole trustee and sole beneficiary for her life. Mrs. Kenan is the spouse of Thomas J. Kenan, an officer and director of SuperCorp. Mr. Kenan disclaims any beneficial interest in shares of capital stock of the Company owned by this trust, which is a testamentary trust established in the 1980s by the estates of her deceased parents. The Marilyn C. Kenan Trust owns 375,000 shares of common stock of SuperCorp and 28,333 shares of common stock of Summit Technologies and would receive 26,786 shares of Common Stock of the Company in the Spinoff and 28,333 shares of Common Stock of the Company in the Merger. Mr. Kenan provides legal services to the Company and to SuperCorp.

(5) These shares are owned or will be owned of record by Marjorie Cole, Mr. Cole's spouse. Mr. Cole disclaims any beneficial ownership in shares of capital stock of the Company owned by his spouse. 125,000 of these shares were received for Mr. Cole's services as a "promoter" of the Company. See "Transactions with Insiders."

(6) 26,786 of these shares would be received in the Spinoff, and 125,000 shares are owned now. See footnote (5).

                                                     COMMON STOCK BENEFICIALLY OWNED
                                                     -------------------------------
                                                  BEFORE                    COMPANY COMMON
                                              SPINOFF-MERGER                 AFTER MERGER
                                              --------------                 ------------
                                        NO. OF            % OF       NO. OF             % OF
 SUMMIT TECHNOLOGIES                    SHARES            CLASS      SHARES             CLASS
 -------------------                    ------            -----      ------             -----
 B. Keith Parker                        2,331,125(1)      46.6       2,331,125(1)       40.5
 414 East Loop 281, Suite 14
 Longview, TX 75605

 Don Hendon                               107,100          2.1         107,100           1.9
 414 East Loop 281, Suite 14
 Longview, TX 75605

 Paula Parker                             350,000(2)       7.0         350,000(2)        6.1
 414 East Loop 281, Suite 14
 Longview, TX 75605

 Dean Haws                                249,200          5.0         249,200           4.3
 P. O. Box 1071
 Gilmer, TX 75644

 Ty Bishop                                206,800          4.1         206,800           4.0
 Suite 194
 660 Preston Forest Center
 Dallas, TX 75230

 Moonlighting Distribution                350,000          7.0         350,000           6.1
   Corporation(3)
 414 East Loop 281, Suite 14
 Longview, TX 75605

 Embassy Marketing Corporation(4)         250,000          5.0         250,000           4.3
 13237 Montfort, Suite 424
 Dallas, TX 75240

 Officers and Directors                 2,894,225         57.9       2,894,225          50.3
 as a group (5 persons)

--------------

(1) Mr. Parker directly owns 1,981,125 shares of common stock of Summit Technologies. He beneficially owns an additional 350,000 shares through his controlling stock ownership and position as a director of Moonlighting Distribution Corporation, which directly owns such 350,000 shares. These same 350,000 shares are attributed to Paula Parker. See footnote (2).

(2) Mrs. Parker, who is the spouse of B. Keith Parker, is attributed these 350,000 shares through her controlling stock ownership and position as a director of Moonlighting Distribution Corporation, the record owner of the shares. These same 350,000 shares are attributed to Mr. Parker.

(3) Some 52.5 percent of the stock of Moonlighting Distribution Corporation is owned by B. Keith Parker and Paula Parker, husband and wife, who also are directors of such company. These 350,000 shares are also attributed to Mr. and Mrs. Parker by reason of their controlling stock ownership of such company and their positions as directors of it.

(4) This company is under the control of Michael Stewart of the same Dallas, Texas address, according to the best information available to the Company.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES.

Set forth below are the names, and terms of office of each of the directors, executive officers and significant employees of both the Company and Summit Technologies and a description of the business experience of each.

         SUMMIT TECHNOLOGIES:

                                                                                      OFFICE HELD         TERM OF
                    PERSON                                   OFFICE                      SINCE            OFFICE
                    ------                                   ------                      -----            ------
 B. Keith Parker, 49                           Chief Executive Officer and               1997              4-99
                                               Director

 Don Hendon, 55                                President, Treasurer and Director         1997              4-99

 Paula Parker, 44                              Secretary and Director                    1997              4-99

 Dean Haws, 28                                 Director                                  1997              4-99

 Ty Bishop, 27                                 Director                                  1997              4-99

         THE COMPANY.


                                                                                      OFFICE HELD         TERM OF
                    PERSON                                   OFFICE                      SINCE            OFFICE
                    ------                                   ------                      -----            ------
 Albert L. Welsh, 66                           President, Secretary and Director         1998              2-99


         DIRECTORS OF SUMMIT TECHNOLOGIES.

         B. KEITH PARKER. Mr. Parker graduated from Texas A & M University and pursued graduate studies in tax law, estate planning and philosophy at Southern Methodist University and Southwest Texas State University. He began a career in financial and tax planning in 1973, is a licensed financial planner and has earned numerous industry awards for production. In 1995 he and Paula Parker, his spouse, organized Moonlighting Distribution Corporation and began the distribution of more than 30 products, many of which products they developed themselves. In July 1997 they organized Summit Technologies, Inc.

         DON HENDON. Mr. Hendon received a B.B.A. degree in 1965 from Sam Houston State University and began a career in accounting. From July 1966 until September 1973 he was a field agent for the Internal Revenue Service. From 1973 until 1978 he was a partner in the Longview, Texas accounting firm of Langston, Delouche, Hayes & Hendon. From 1978 until the present he has been a partner in the Longview accounting firm of Hendon and Russell.

         PAULA PARKER. Mrs. Parker received a bachelor of arts degree in 1975 and a master's degree in education, marketing and finance in 1977 from Stephen
F. Austin University and a master's of finance degree in 1980 from the University of Colorado. While a runway model for seventeen years, she worked also on numerous contract jobs, primarily in banking in the promotion of automatic teller machines, and as an instructor for the American Banking Association. She developed a franchise program for a restaurant and increased the restaurant business from three units to 46 units in five states in two years. She served as the liaison between then Arkansas Governor William J. Clinton and the catfish industry in Arkansas. In 1995 she and Keith Parker, her spouse, organized Moonlighting Distribution Corporation and began the distribution of more than 30 products, many of which products they developed themselves. In July 1997 they organized Summit Technologies, Inc.

         DEAN HAWS. Mr. Haws has been the owner and operator of a satellite dish sales and installation company, Gilmer Satellites of Gilmer, Texas, for the last nine years. He has also been active in the oil field service business and the ostrich business.

         TY BISHOP. Mr. Bishop graduated from Texas Tech University in 1993 and majored in marketing and public relations. After graduation he organized Ty Bishop Management, which managed an alternative musical band. In 1995 he became a partner in Bishop Cellular Plus, an authorized agent for Southwestern Bell Mobile Systems. In 1996 he organized and owned Global Cartridge Sales, a reseller for new jumbo toner cartridges for laser printers and for re-manufactured toner cartridges. In 1997 he became a partner in WorldWide Link, an international trade company that represents inventors, manufacturers and exclusive distributors of products and services that save lives and help the world's environment.

         THE COMPANY.

         ALBERT L. WELSH. Mr. Welsh received a bachelor of arts degree in 1953 from the University of Oklahoma and a master of business administration degree in 1958 from Stanford University. From 1958 until 1963 he was a financial analyst for Ford Motor Company in Dearborn, Michigan. From 1967 until 1970 he was a partner and principal of Parker Bishop & Welsh, an NASD-member broker-dealer and underwriter. From 1970 to 1974 he was a private investor. From 1974 through 1985 he was a real estate developer. From 1986 to 1989 he was a registered investment adviser. From 1989 to 1991 he was an investor in SuperCorp Inc. From 1991 until the present he has been the Oklahoma City, Oklahoma branch manager of Birchtree Financial Services, Inc., a Kansas City, Missouri-based broker-dealer firm with approximately 75 offices. In 1997 he also began to serve as president of SuperCorp Inc.

REMUNERATION OF DIRECTORS AND OFFICERS.

         THE COMPANY.

         Mr. Welsh, the sole officer and director of the Company, has received and is receiving no compensation for his services for the Company. No compensation is proposed to be paid to any officer or director of the Company prior to the proposed Merger with Summit Technologies.

         SUMMIT TECHNOLOGIES.

         The directors of Summit Technologies receive no compensation for their services as directors. The officers of Summit Technologies received from it an aggregate of $9,000 of compensation in the last fiscal year for their services in all capacities. Should the Merger be effected, they shall become the officers of the post- merger Company.

         Mr. Parker, the chief executive officer of Summit Technologies, receives a salary of $5,000 a month. Mr. Hendon, the president, receives a salary of $3,000 a month.

         EMPLOYMENT CONTRACTS.

         Summit Technologies has no employment contracts with any of its officers or other employees.

         STOCK OPTIONS.

         The Company has adopted a stock option plan ("the Plan") which shall survive the Merger, the major provisions of which Plan are as follows:

         The directors of the Company have adopted a "1998 Stock Option Plan" pursuant to which options granted under the plan may be incentive stock options as defined under Section 422 of the Internal Revenue Code or non-qualified stock options, as determined by the Option Committee of the board of directors at the time of grant of an option and subject to the applicable provisions of
Section 422 of the Internal Revenue Code and regulations promulgated thereunder. The Plan enables the Option Committee of the board of directors to grant up to 500,000 stock options to employees and consultants from time to time. As of the date of this Offering Circular, the Option Committee has granted no options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         COMPANY'S TRANSACTIONS WITH INSIDERS AND PROMOTERS.

         The following persons may be deemed to be a "promoter" or an "insider" of the Company: Dave Dischiavo and George W. Cole. Each of such persons or his spouse has purchased, at $0.001 a share, 125,000 shares of Common Stock of the Company. George W. Cole's spouse shall receive 26,786 of the Spinoff Shares, such Spinoff Shares to be received pro rata with all other shareholders of SuperCorp. See "Transactions with Insiders" and "Management Information - Security Ownership of Certain Beneficial Owners and Management." Each of Mr. Dischiavo and Mr. Cole are to receive $18,500 from Summit Technologies by May 1, 1998, for finder's fees and consulting services rendered in connection with the Spinoff and Merger.

         SUMMIT TECHNOLOGIES' TRANSACTIONS WITH MANAGEMENT.

         Summit Technologies has obtained the exclusive license to distribute products manufactured by Moonlighting Distribution Corporation - Stressex(TM), Poder 24(TM) and Trim-Away(TM). B. Keith Parker and his spouse, Paula Parker, who are officers and directors of Summit Technologies, own 52.5 percent of the capital stock of Moonlighting. Summit Technologies will pay prices for these products earlier established in arms' length transactions with non-affiliated third parties.

         Summit Technologies' distribution rights to BioGenesis's fire suppression products were acquired not from BioGenesis but, rather, from Moonlighting Distribution Corporation, which had acquired these rights before Summit Technologies was formed. In exchange for the transfer of these rights to Summit Technologies, it issued 350,000 shares of its common stock to Moonlighting Distribution Corporation and will pay to Moonlighting a royalty of $0.50 for each 16-ounce can of FirePower 911(TM) and $0.50 for each gallon of FlameOut(TM).

PARENTS OF SUMMIT TECHNOLOGIES.

                 Summit Technologies and Moonlighting Distribution Corporation ("Moonlighting") are affiliated through the common control of them by B. Keith Parker and Paula Parker, husband and wife, who are directors of each corporation, own 52.5% of the capital stock of Moonlighting (which itself owns seven percent of the capital stock of Summit Technologies) and own of record
37.5 percent of the capital stock of Summit Technologies.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Thomas J. Kenan, Esquire, counsel to the Company and a director of SuperCorp, is named in this Prospectus as having given an opinion on legal matters concerning the registration or offering of the securities described herein. Mr. Kenan's spouse, Marilyn C. Kenan, is the trustee and sole beneficiary of the Marilyn C. Kenan Trust, a testamentary trust which is the beneficial owner of 5.8% of the issued and outstanding shares of Common Stock of SuperCorp and, by reason of these ownerships, shall become the beneficial owner of 26,786 Shares of the Company by way of SuperCorp's distribution of the 500,000 Spinoff Shares to its shareholders. Mr. Kenan disclaims any beneficial ownership in the securities beneficially owned by his spouse's trust.

                                INDEMNIFICATION

         Under Texas corporation law, a corporation is authorized to indemnify officers, directors, employees and agents who are made or threatened to be made parties to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the corporation or are or were acting in the same capacity for another entity at the request of the corporation. Such indemnification includes expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. In the case of any action or suit by or in the right of the corporation against such persons, the corporation is authorized to provide similar indemnification, provided that, should any such persons be adjudged to be liable for negligence or misconduct in the performance of duties to the corporation, the court conducting the proceeding must determine that such persons are nevertheless fairly and reasonably entitled to indemnification. To the extent any such persons are successful on the merits in defense of any such action, suit or proceeding, Texas law provides that they shall be indemnified against reasonable expenses, including attorney fees. A corporation is authorized to advance anticipated expenses for such suits or proceedings upon an undertaking by the person to whom such advance is made to repay such advances if it is ultimately determined that such person is not entitled to be indemnified by the corporation. Indemnification and payment of expenses provided by Texas law are not deemed exclusive of any other rights by which an officer, director, employee or agent may seek indemnification or payment of expenses or may be entitled to under any by-law, agreement, or vote of shareholders or disinterested directors. In such regard, an Texas corporation is empowered to, and may, purchase and maintain liability insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation. As a result of such corporation law, Summit Technologies or, should the proposed merger become effective, the Company may, at some future time, be legally obligated to pay judgments (including amounts paid in settlement) and expenses in regard to civil or criminal suits or proceedings brought against one or more of its officers, directors, employees or agents, as such, with respect to matters involving the proposed Merger or, should the Merger be effected, matters that occurred prior to the Merger with respect to Summit Technologies.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                           FINANCIAL STATEMENTS INDEX

         The financial statements of the Company and of Summit Technologies appear as follows:

SUMMIT ENVIRONMENTAL CORPORATION, INC.
         Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . . . . . . .      F-1
         Balance Sheet March 17, 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . .      F-2
         Notes to Balance Sheet March 17, 1998  . . . . . . . . . . . . . . . . . . . . . .      F-3
SUMMIT TECHNOLOGIES, INC.
         Independent Auditors Report  . . . . . . . . . . . . . . . . . . . . . . . . . . .      F-5
         Statement of Financial Condition December 31, 1997   . . . . . . . . . . . . . . .      F-6
         Statement of Income December 31, 1997  . . . . . . . . . . . . . . . . . . . . . .      F-7
         Statement of Changes in Stockholders' Equity for the
                 Period August 14, 1997 to December 31, 1997  . . . . . . . . . . . . . . .      F-8
         Statement of Cash Flows for the Period August 14, 1997
                 to December 31, 1997   . . . . . . . . . . . . . . . . . . . . . . . . . .      F-9
         Notes to Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . .     F-10

                          INDEPENDENT AUDITORS' REPORT


To the Director and Stockholders
  Summit Environmental Corporation, Inc.


         We have audited the balance sheet of Summit Environmental Corporation, Inc. (a Texas corporation), a majority-owned subsidiary of Supercorp, Inc. and a development stage company, as of March 17, 1998. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Summit Environmental Corporation, Inc. as of March 17, 1998, in conformity with generally accepted accounting principles.


                                           /S/ HOGAN & SLOVACEK


Oklahoma City, Oklahoma
March 17, 1998

                     SUMMIT ENVIRONMENTAL CORPORATION, INC.
                         (A Development Stage Company)

                                 BALANCE SHEET

                                 MARCH 17, 1998


ASSETS

   Cash - on deposit in trust account                              $ 750
                                                                   =====



STOCKHOLDER'S EQUITY

   Preferred Stock - Authorized 10,000,000 shares,
       $0.001 par value - none issued

   Common Stock - 40,000,000 shares authorized,
       $0.001 par value, 750,000 shares issued                       750
                                                                   -----
                                                                   $ 750
                                                                   =====


                  The accompanying notes are an integral part
                             of this balance sheet.

                     SUMMIT ENVIRONMENTAL CORPORATION, INC.
                         (A Development Stage Company)

                             NOTES TO BALANCE SHEET
                                 MARCH 17, 1998


(1)      ORGANIZATION

         Summit Environmental Corporation, Inc. (the Company) was organized in accordance with the Business Corporation Act of the State of Texas on February 24, 1998, for the purpose of merging (the "Merger") with Summit Technologies, Inc. (Summit Technologies), a Texas corporation. The Company has no business operations or significant capital and has no intention of engaging in any active business until it merges with Summit Technologies. Should the Merger not occur, the Company would seek other business opportunities, and if none were found, could be dissolved within 18 months by a vote of the majority of its common stockholders. The Company is a development-stage company organized for the merger described below.

         The sole officer and director of the Company is a shareholder, president and director of SuperCorp Inc., the Company's parent.

         Stock of the Company is owned by SuperCorp Inc. and will be distributed to its shareholders upon the effectiveness of the registration statements to be filed with the Securities and Exchange Commission and a favorable vote of SuperCorp Inc.'s shareholders on the proposed merger. The distributed stock will initially be held in escrow according to an Escrow Agreement dated March 16, 1998, among SuperCorp Inc., the Company, and Bank One Trust Company, NA, Oklahoma City, Oklahoma.

(2)      MERGER AGREEMENT

         The Company agreed on March 16, 1998, to merge with Summit Technologies. Summit Technologies is an operating company in the business of marketing products, under license to it, through television infomercials, radio spots, and a national industrial distribution company. The Company will be the surviving corporation (Survivor), but Summit Technologies will elect all directors and officers of the Survivor. All currently outstanding stock of Summit Technologies in the hands of its parent will be cancelled and converted into 5,000,000 shares of common stock of the Company, all authorized but unissued, to be owned by the shareholders of Summit Technologies, when the Merger is effective. The Merger of Summit Technologies and the Company should qualify as a nontaxable reorganization under the tax laws of the United States.

         The Merger is contingent upon the effectiveness of the registration statements, and upon the shareholders of the Company and Summit Technologies approving the proposed Merger. Because the Company is only a corporate shell and not an operating entity, the proposed Merger will be accounted for as if Summit Technologies recapitalized. Additionally, the historical financial statements for the Company prior to the Merger will be those of Summit Technologies. Upon completion of the proposed Merger, the shareholders of Summit Technologies will own 5,000,000 shares of Common

Stock of the Company or 87% of its voting shares. The fiscal year of the Company will be December 31.

(3)      COMMON STOCK OPTIONS

         The sole director and stockholders approved the 1998 Stock Option Plan of the Company whereby, at the discretion of the directors or of a Stock Option Committee appointed by the board of directors, invited employees of the Company or directors of the Company or consultants to the Company will have the option of subscribing to common shares of the Company based on a price determined by the directors or Stock Option Committee. The number of shares subject to the Plan are 500,000. No options have been granted in accordance with this Plan.

                      [GARNER & LAWRENCE, LLP LETTERHEAD]



                          INDEPENDENT AUDITORS' REPORT


Mr. Keith Parker
Summit Technologies, Inc.
Longview, Texas


We have audited the accompanying statement of financial condition of Summit Technologies, Inc. as of December 31, 1997, and the related statements of income, retained earnings, and cash flows for the period August 14, 1997 to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Summit Technologies, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the period August 14, 1997 to December 31, 1997, in conformity with generally accepted accounting principles



                                                  /s/ GARNER & LAWRENCE, LLP
                                                  -----------------------------
                                                      Garner & Lawrence, LLP




January 5, 1998

                            SUMMIT TECHNOLOGIES, INC.
                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 1997

                                     ASSETS

CURRENT ASSETS
    Cash in banks                                                 $  5,001
    Accounts receivable                                             72,811
    Inventory                                                       14,576
                                                                  --------
       Total current assets                                                  $   92,388
PROPERTY AND EQUIPMENT                                                               --
OTHER ASSETS
    Licenses (Note 2)                                               10,000
    Less:  Accumulated amortization                                   (500)
                                                                  --------
       Total other assets                                                         9,500
                                                                             ----------
TOTAL ASSETS                                                                 $  101,888
                                                                             ==========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT  LIABILITIES
    Accounts payable                                              $  7,874
    Accrued income tax (Note 5)                                      7,252
                                                                  --------
       Total current liabilities                                             $   15,126
LONG TERM LIABILITIES                                                                --
                                                                             ----------
       Total liabilities                                                         15,126
STOCKHOLDERS' EQUITY
    Capital stock (no par; 100,000 common shares authorized,
       issued and outstanding; stated value $.01 per share)          1,000
    Additional paid in capital                                      45,000
    Retained earnings                                               40,762
                                                                  --------
       Total stockholders' equity                                                86,762
                                                                             ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                   $  101,888
                                                                             ==========

                See accompanying notes to financial statements.

                            SUMMIT TECHNOLOGIES, INC.
                               STATEMENT OF INCOME
               FOR THE PERIOD AUGUST 14, 1997 TO DECEMBER 31, 1997


SALES                                 $74,349
COST OF SALES                           9,465
                                      -------
       Gross profit                                $64,884
OPERATING EXPENSES
    Advertising                           600
    Amortization                          500
    Automobile expense                    600
    Office expenses                     1,730
    Officer compensation                9,000
    Marketing                             900
    Miscellaneous                         995
    Postage and delivery                1,361
    Printing and reproduction             884
    Professional fees                     300
                                      -------
       Total operating expenses                     16,870
                                                   -------
       Net income from operations                   48,014
Income tax expense (Note 5)                          7,252
                                                   -------
NET INCOME                                         $40,762
                                                   =======


                     See accompanying notes to financial statements.

                            SUMMIT TECHNOLOGIES, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
               FOR THE PERIOD AUGUST 14, 1997 TO DECEMBER 31, 1997


                                      CAPITAL       RETAINED
                                       STOCK        EARNINGS         TOTAL
                                   ------------   ------------   ------------
BALANCES - AUGUST 14, 1997         $         --   $         --   $         --
Stock issued (100,000 shares)            46,000             --         46,000
Net income for the period                    --         40,762         40,762
                                   ------------   ------------   ------------
BALANCES - DECEMBER 31, 1997       $     46,000   $     40,762   $     86,762
                                   ============   ============   ============


                See accompanying notes to financial statements.

                            SUMMIT TECHNOLOGIES, INC.
                             STATEMENT OF CASH FLOWS
               FOR THE PERIOD AUGUST 14, 1997 TO DECEMBER 31, 1997


CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                              $ 40,812
    Adjustments to reconcile net income to cash used in
       operating activities:
          Amortization                                           500
          Increase in accounts receivable                    (72,811)
          Increase in inventory                              (14,576)
          Increase in accounts payable                         7,874
          Increase in accrued income taxes                     7,202
                                                            --------
             Net cash used in operating activities           (30,999)
CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of license                                   (10,000)
CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds of stock issue                                   46,000
                                                            --------
Net increase in cash and cash equivalents                      5,001
Cash and cash equivalents - August 14, 1997                       --
                                                            ========
CASH AND CASH EQUIVALENTS - DECEMBER 31, 1997               $  5,001
                                                            ========

Supplemental disclosure of cash flow information:
    Cash paid during the year for :
       Interest                                                   --
       Income tax                                                 --







                See accompanying notes to financial statements.

                           SUMMIT TECHNOLOGIES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1997


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity - Summit Technologies, Inc. ("the Company") is a Texas corporation formed on August 14, 1997, which is engaged in the business of marketing technologically advanced products, including fire prevention and extinguishment materials, various herbal health products, and others. The products are proprietary or are under licensing contracts. Marketing efforts include "infomercials" and other television promotion, videotapes, and personal demonstrations. Products are marketed domestically and internationally.

Inventory - Inventory is reported at the lower of cost or market using the first-in, first-out method.

Intangible Assets - Licenses are recorded at cost. Amortization is computed on the straight-line method over sixty months.

Income Taxes - For federal income tax purposes, the Company uses the accrual method of accounting. The tax year end is December 31. The only difference between tax and financial reporting involves the length of the amortization period for intangible assets. If the difference becomes material, deferred taxes will be reported.

Cash and Cash Equivalents - For purposes of the statement of cash flows, cash and cash equivalents include cash on hand and in banks and any short-term debt securities purchased with a maturity of three months or less.

Advertising - Advertising costs are expensed as incurred.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 2 - LICENSES

A license for limited exclusive marketing rights to various fire prevention and extinguishment products has been acquired for a fee of $10,000. An annual production quota, which is still being negotiated as of December 31, 1997, must also be complied with to maintain the license.

NOTE 3 - RELATED PARTY TRANSACTIONS

The following transactions occurred between the Company and related parties during the period :

- Sales totaling $65,610 were made to Flameout International, with special 90-day payment terms not available to other customers. The Company and Flameout International have common members of management.

- Sales totaling $2,336 were made to various Company shareholders or their related businesses.

- Purchases of inventory items totaling $13,645 were made from the related parties mentioned above.

- The Company and another business with common shareholders share office space and the related expenses.

At year end, receivables from related parties totaled $67,947, and payables to related parties totaled $1,742.

NOTE 4 - CONCENTRATIONS

Approximately 88% of sales during the period were made to Flameout International. As of the year end, approximately 90% of accounts receivable were due from Flameout International.

                            SUMMIT TECHNOLOGIES, INC.
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                DECEMBER 31, 1997


NOTE 5 - FEDERAL INCOME TAX

Significant components involved in the calculation of income tax for the period August 14, 1997 through December 31, 1997 are shown below:

Net financial income before income tax                     $  48,014
Adjustments to arrive at regular taxable income:
    Amortization adjustment                                      333
                                                           ---------
       Regular taxable income                              $  48,347
                                                           =========
Regular tax at statutory rates                             $   7,252
Alternative minimum tax                                           --
                                                           ---------
       Net current income tax expense                          7,252
Less tax deposits                                                 --
                                                           ---------
       Net tax liability                                   $   7,252
                                                           =========

                                   APPENDIX A

                              AGREEMENT OF MERGER

         This Agreement of Merger ("the Agreement") is made and entered into as of March 16, 1998, by and among Summit Environmental Corporation, Inc., a Texas corporation ("the Company"); Summit Technologies, Inc., a Texas corporation ("Summit Technologies"); and SuperCorp Inc., an Oklahoma corporation ("SuperCorp").

         WHEREAS, the Directors of the Company and the Directors of Summit Technologies have each agreed to submit to their respective shareholders, for such shareholders' approval or rejection, the merger of Summit Technologies into the Company ("the Merger") in accordance with the provisions of the Texas General Corporation Act, other applicable law and the provisions of this Agreement; and

         WHEREAS, SuperCorp is the controlling shareholder of the Company;

         NOW, THEREFORE, in consideration of the promises, undertakings and mutual covenants set forth herein, the Company, Summit Technologies, and SuperCorp agree as follows:

         1. Merger; Effective Date. Pursuant to the terms and provisions of this Agreement and of the Texas Business Corporation Act, and subject to the prior approval by the shareholders of each of the Company and Summit Technologies, Summit Technologies shall be merged with and into the Company, as confirmed by the filing of articles of merger with the Secretary of State of the State of Texas ("the Effective Date"). The Company shall be the surviving corporation ("the Surviving Corporation"). The Company and Summit Technologies shall be referred to hereinafter collectively as the "Constituent Corporations." On the Effective Date, the separate existence and corporate organization of Summit Technologies, except insofar as it may be continued by statute, shall cease and the Company shall continue as the Surviving Corporation, which shall succeed, without other transfer or further act or deed whatsoever, to all the rights, property and assets of the Constituent Corporations and shall be subject to and liable for all the debts and liabilities of each, including, without limitation, (i) the obligation to make payment for the fair value of any shares held by a shareholder of either of the Constituent Corporations who has complied with the requirements of Article 5.12 of the Texas Business Corporation Act for the recovery of the fair value of his shares, and (ii) the obligation to make payment for all fees and franchise taxes as required by law; otherwise, the Company's identity, existence, purposes, rights, immunities, properties, liabilities and obligations shall be unaffected and unimpaired by the Merger except as expressly provided herein. This Agreement supersedes all previous agreements among the parties hereto relating to the Merger.

         2. Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of the Surviving Corporation shall be the Articles of Incorporation and Bylaws of the Company as in effect on the Effective Date.

         3. Directors. The directors of Summit Technologies on the Effective Date shall become the directors of the Surviving Corporation from and after the Effective Date, who shall hold office subject to the provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until their successors are duly elected and qualified.

         4. Officers. The officers of Summit Technologies on the Effective Date shall become the officers of the Surviving Corporation from and after the Effective Date, subject to such powers with respect to the designation of officers as the directors of the Surviving Corporation may have under its Articles of Incorporation and Bylaws.

         5. Manner of Conversion. The manner of converting the shares of capital stock of the Constituent Corporations into shares of the Surviving Corporation shall be as follows:

                 5.1. The shares of capital stock of Summit Technologies which shall be issued and outstanding on the Effective Date shall, on the Effective Date, be cancelled and exchanged for 5,000,000 shares of Common Stock ("the Merger Shares") of the Company.

                 5.2. There shall be 500,000 shares of Common Stock, $0.001 par value, of the Company issued and outstanding prior to the Effective Date ("the Spinoff Shares") and held of record by SuperCorp, which shares shall, on the Effective Date, continue to be outstanding and which shall have been distributed by the record holder thereof, SuperCorp, to its shareholders ("the Spinoff").

                 5.3 There shall be 250,000 shares of Common Stock of the Company issued and outstanding prior to the Effective Date and held by Dave Dischiavo and George W. Cole or their designees or assignees ("the Consultants' Shares"), which shares, on the Effective Date, shall continue to be issued and outstanding.

                 5.4 There shall be no options or warrants to purchase shares of Common Stock of the Company or Summit Technologies outstanding on the Effective Date.

         6. Representations and Warranties. SuperCorp and the Company jointly represent and warrant to, and agree with, Summit Technologies that:

                 6.1 The Company has been duly organized and is validly existing under the Texas Business Corporation Act. The Company has no subsidiary and does not own an equity interest in any entity.

                 6.2 The authorized capital of the Company is 50,000,000 shares of capital stock, which is of two classes as follows:

                                         Number of       Par value
    Class           Series               Shares          of shares
    -----           ------               ---------       ---------
    Common          None                 40,000,000       $0.001
    Preferred       To be designated     10,000,000       $0.001
                    by the directors

                 6.3 As of the Effective Date but immediately before giving effect to the Merger, the Company has outstanding capital as follows: 750,000 shares of Common Stock, $0.001 par value. No other shares, options, warrants or any rights to acquire the Company's capital stock will be issued and outstanding as of the Effective Date but immediately before giving effect to the Merger. The shares of Common Stock to be issued in connection with the Merger, when issued, delivered and sold, will be duly and validly issued and outstanding, fully paid and non-assessable, will not have been issued in violation of or subject to any preemptive or similar rights and will be free from any lien, charge, encumbrance or other security interest or third party right or interest.

                 6.4 The Company has no liabilities or obligations, whether absolute, contingent or otherwise.

                 6.5 As of the Effective Date, the financial statements of the Company shall not vary in any particular from the Company's financial statements that appear in the registration statement described in paragraph 7 below.

                 6.6 As of the Effective Date, the Merger and the Agreement will have been duly authorized and approved by the Company's directors and shareholders.

                 6.7 The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the United States Investment Company Act of 1940, as amended.

         7. Conditions of Summit Technologies' obligations. The obligations of Summit Technologies to complete the Merger as provided herein shall be subject to the accuracy of the representations and warranties of SuperCorp and the Company herein contained as of the Effective Date, to the performance by the Company and SuperCorp of their obligations hereunder and to the following additional conditions:

                 7.1 The Merger Shares and the Spinoff Shares of Common Stock of the Company to be distributed pursuant to the provisions of paragraph
5.1 and 5.2 above shall, prior to the distribution thereof, be registered pursuant to the provisions of the Securities Act of 1933, as amended, by virtue of the filing of the appropriate registration statements with the U.S. Securities and Exchange Commission.

                 7.2 SuperCorp shall have distributed the Spinoff Shares to an escrow agent, as described in the registration statements filed with the SEC.

                 7.3 The directors and the shareholders of Summit Technologies are free to approve or disapprove the Merger in their full discretion.

         8. Tax Treatment. The merger of the Company and Summit Technologies shall be accomplished as a tax-free reorganization.

         9. Certificate of Merger. Upon the approval of the merger by the shareholders of the Company and of Summit Technologies, the officers of the Company shall file with the Secretary of State, State of Texas either a certified copy of this Agreement, Articles of Merger, or other required filing containing terms and provisions consistent with this Agreement of Merger; provided, however, that at any time prior to the filing of this Agreement (or a certificate in lieu thereof) with the Secretary of State, State of Texas, the Agreement may be terminated by the board of directors of Summit Technologies notwithstanding approval of this Agreement by the shareholders of Summit Technologies or of the Company.

                                        Summit Environmental Corporation, a
                                        Texas corporation


                                        By: /s/ Albert L. Welsh
                                           -----------------------------------
                                            Albert L. Welsh, President

                                        Summit Technologies, Inc.,
                                        a Texas corporation


                                        By: /s/ B. Keith Parker
                                           -----------------------------------
                                            B. Keith Parker, Chief Executive
                                            Officer

                                        SuperCorp Inc.


                                        By: /s/ Albert L. Welsh
                                           -----------------------------------
                                            Albert L. Welsh, President

                                    PART II

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following are all expenses of this issuance and distribution. There are no underwriting discounts or commissions. None of the expenses are being paid by the distributing security holder, SuperCorp Inc. All expenses are being paid by Summit Technologies, Inc., the company with which the Registrant proposes to merge.

                         Item                         Amount
                         ----                         ------
         Registration fees                          $    100
         Filing expenses (EDGAR)                       4,000
         Printing and engraving                        1,000
         Postage                                         500
         Legal                                        20,000
         Accounting and auditors                       2,000
         Finder's fee                                 18,500
                                                    --------

                 Total Expenses                     $ 46,100

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         There is set forth in the Prospectus under "Terms of the Transaction -Indemnification for Securities Act Liabilities" a description of the laws of the State of Texas with respect to the indemnification of officers, directors, and agents of corporations incorporated in the State of Texas.

         Both the Company and Summit Technologies, Inc. have articles of incorporation and bylaws provisions that insure or indemnify, to the full extent allowed by the laws of the State of Texas, directors, officers, employees, agents or persons serving in similar capacities in other enterprises at the request either of the Company or Summit Technologies, Inc., as the case may be.

         To the extent of the indemnification rights provided by the State of Texas statutes and provided by the Company's and Summit Technologies, Inc.'s articles of incorporation and bylaws, and to the extent of Summit Technologies, Inc.'s and the Company's abilities to meet such indemnification obligations, the officers, directors and agents of Summit Technologies, Inc. or the Company would be beneficially affected.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         Separately bound but filed as part of this Registration Statement are the following exhibits:

         Exhibit                          Item
         -------                          ----
          2        -    Agreement of Merger of March 16, 1998, between Summit
                        Environmental Corporation, Inc. and Summit
                        Technologies, Inc.

          3.1      -    Articles of Incorporation of Summit Environmental
                        Corporation, Inc.

          3.2      -    Bylaws of Summit Environmental Corporation, Inc.

          3.3      -    Amended Articles of Incorporation of Summit
                        Technologies, Inc.

          3.4      -    Bylaws of Summit Technologies, Inc.

          5        -    Opinion of Thomas J. Kenan, Esq., as to the legality of
                        the securities covered by the Registration Statement.

          8        -    Opinion of Thomas J. Kenan, Esq., as to tax matters and
                        tax consequences.

         10        -    Escrow Agreement among Summit Environmental Corporation,
                        Inc.; SuperCorp Inc.; and Bank One Trust Company, NA,
                        Oklahoma City, Oklahoma.

         10.1      -    1998 Stock Option Plan adopted by Summit Environmental
                        Corporation, Inc.

         10.2      -    Representative agreement among certain shareholders of
                        SuperCorp relating to compliance with SEC Rule 419.

         10.3      -    Limited Exclusive Marketing Bilateral Agreement between
                        Moonlighting Distribution Corporation-USA and Summit
                        Technologies, Inc. (Poder Sexual, Ultimate Stressex
                        and/or Poder 24)

         10.4      -    Limited Exclusive Marketing Bilateral Agreement among
                        B. Keith Parker, individually and as Chairman of the
                        Board and CEO of Moonlighting Distribution
                        Corporation-USA, d/b/a Moonlighting International, and
                        Summit Technologies, Inc. (FireKare, FirePower 911,
                        Super Cold Fire, and Flame Out)

         23        -    Consent of Thomas J. Kenan, Esq. to the reference to
                        him as an attorney who has passed upon certain
                        information contained in the Registration Statement.

         23.1      -    Consent of Garner & Lawrence, LLP, independent
                        auditors of Summit Technologies, Inc.

         23.2      -    Consent of Hogan & Slovacek, independent auditors of
                        Summit Environmental Corporation, Inc.

         23.3      -    Consent of B. Keith Parker to serve as a director of
                        Summit Environmental Corporation, Inc. should the
                        proposed Merger with Summit Technologies, Inc. become
                        effective.

         23.4      -    Consent of Don Hendon to serve as a director of Summit
                        Environmental Corporation, Inc. should the proposed
                        Merger with Summit Technologies, Inc. become effective.

         23.5      -    Consent of Paula Parker to serve as a director of
                        Summit Environmental Corporation, Inc. should the
                        proposed Merger with Summit Technologies, Inc. become
                        effective.

         23.6      -    Consent of Dean Haws to serve as a director of Summit
                        Environmental Corporation, Inc. should the proposed
                        Merger with Summit Technologies, Inc. become effective.

         23.7      -    Consent of Ty Bishop to serve as a director of Summit
                        Environmental Corporation, Inc. should the proposed
                        Merger with Summit Technologies, Inc. become effective.

         27        -    Financial Data Schedule.

                                  UNDERTAKINGS

         Summit Environmental Corporation, Inc. will:

                 1. File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                         (a) include any prospectus required by Section 10(a)(3) of the Securities Act;

                         (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

                         (c) include any additional or changed material information on the plan of distribution.

                 2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                 3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of Summit Environmental Corporation, Inc. pursuant to the foregoing provisions, or otherwise, Summit Environmental

Corporation, Inc. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Summit Environmental Corporation, Inc. of expenses incurred or paid by a director, officer or controlling person of Summit Environmental Corporation, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Summit Environmental Corporation, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Summit Environmental Corporation, Inc. hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject to and included in the Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, Oklahoma.

Date:  March 24, 1998                  Summit Environmental Corporation, Inc.



                                       By /s/Albert L. Welsh
                                         -------------------------------
                                          Albert L. Welsh, president


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Date:  March 24, 1998                  /s/ Albert L. Welsh
                                       ---------------------------------
                                       Albert L. Welsh, president, sole
                                       director, principal financial officer,
                                       and authorized representative of
                                       the Registrant

                     SUMMIT ENVIRONMENTAL CORPORATION, INC.

                     COMBINED EXHIBIT INDEX (SB-2 AND S-4)

         Exhibit                          Item
         -------                          ----
          2        -    Agreement of Merger of March 16, 1998, between Summit
                        Environmental Corporation, Inc. and Summit
                        Technologies, Inc.

          3.1      -    Articles of Incorporation of Summit Environmental
                        Corporation, Inc.

          3.2      -    Bylaws of Summit Environmental Corporation, Inc.

          3.3      -    Amended Articles of Incorporation of Summit
                        Technologies, Inc.

          3.4      -    Bylaws of Summit Technologies, Inc.

          5        -    Opinion of Thomas J. Kenan, Esq., as to the legality of
                        the securities covered by the Registration Statement.

          8        -    Opinion of Thomas J. Kenan, Esq., as to tax matters and
                        tax consequences.

         10        -    Escrow Agreement among Summit Environmental Corporation,
                        Inc.; SuperCorp Inc.; and Bank One Trust Company, NA,
                        Oklahoma City, Oklahoma.

         10.1      -    1998 Stock Option Plan adopted by Summit Environmental
                        Corporation, Inc.

         10.2      -    Representative agreement among certain shareholders of
                        SuperCorp relating to compliance with SEC Rule 419.

         10.3      -    Limited Exclusive Marketing Bilateral Agreement between
                        Moonlighting Distribution Corporation-USA and Summit
                        Technologies, Inc. (Poder Sexual, Ultimate Stressex
                        and/or Poder 24)

         10.4      -    Limited Exclusive Marketing Bilateral Agreement among
                        B. Keith Parker, individually and as Chairman of the
                        Board and CEO of Moonlighting Distribution
                        Corporation-USA, d/b/a Moonlighting International, and
                        Summit Technologies, Inc. (FireKare, FirePower 911,
                        Super Cold Fire, and Flame Out)

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         23        -    Consent of Thomas J. Kenan, Esq. to the reference to
                        him as an attorney who has passed upon certain information contained in the Registration Statement.

         23.1      -    Consent of Garner & Lawrence, LLP, independent auditors of
                        Summit Technologies, Inc.

         23.2      -    Consent of Hogan & Slovacek, independent auditors of Summit
                        Environmental Corporation, Inc.

         23.3      -    Consent of B. Keith Parker to serve as a director of Summit
                        Environmental Corporation, Inc. should the proposed Merger with Summit Technologies, Inc. become effective.

         23.4      -    Consent of Don Hendon to serve as a director of Summit
                        Environmental Corporation, Inc. should the proposed
                        Merger with Summit Technologies, Inc. become effective.

         23.5      -    Consent of Paula Parker to serve as a director of
                        Summit Environmental Corporation, Inc. should the
                        proposed Merger with Summit Technologies, Inc. become
                        effective.

         23.6      -    Consent of Dean Haws to serve as a director of Summit
                        Environmental Corporation, Inc. should the proposed
                        Merger with Summit Technologies, Inc. become effective.

         23.7      -    Consent of Ty Bishop to serve as a director of Summit
                        Environmental Corporation, Inc. should the proposed
                        Merger with Summit Technologies, Inc. become effective.

         27        -    Financial Data Schedule.
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